UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TANDEM®
DIABETES CARE

# NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

t:slim X2™
Insulin Pump

with Control-IQ™ Technology

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14 Nov
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400
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162
mg/dL
3
HRS
INSULIN ON BOARD 3.4 u
BOLUS
Control-IQ: 0.80 u

Notice of Annual Meeting of Stockholders to be Held May 27, 2020
Dear Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Tandem Diabetes Care, Inc., or the Annual Meeting, which will be held at our principal corporate office, located at 10935 Vista Sorrento Parkway, San Diego, California 92130, on Wednesday, May 27, 2020, at 3:00 p.m., local time.

We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the impacts and disruptions caused by the coronavirus, or COVID-19, pandemic and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. We may also announce changes to the procedures for voting your shares at the Annual Meeting. Any such changes will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors for a three-year term to expire at the 2023 annual meeting of stockholders.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

4.	To transact such other business as may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof.
All of our stockholders of record as of March 31, 2020 are entitled to attend and vote at the Annual Meeting, or at any adjournment or postponement thereof.
Our board of directors recommends that you vote:

•	FOR the election of each of the director nominees named in Proposal 1;

•	FOR the ratification of the appointment of our independent registered public accounting firm, as provided in Proposal 2; and

•	FOR the non-binding, advisory approval of the compensation of our named executive officers, as provided in Proposal 3.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, and the response to the question entitled “How can I vote my shares on each proposal?” in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.
By Order of the Board of Directors
Sincerely,

John F. Sheridan
President and Chief Executive Officer
San Diego, California

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 15, 2020

PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2020
The board of directors of Tandem Diabetes Care, Inc. is soliciting proxies for use at our 2020 annual meeting of stockholders, or the Annual Meeting, to be held on Wednesday, May 27, 2020, at 3:00 p.m., local time and at any adjournment or postponement thereof. The Annual Meeting will be held at our office located at 10935 Vista Sorrento Parkway, San Diego, California 92130. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we,” “us,” “our” or the “Company.” For information regarding potential changes to the location and format of the Annual Meeting, please see the response to the question entitled “When and where will the Annual Meeting be held?” below.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom should I contact with other questions?” below.

Q:	What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof.

Q:	When and where will the Annual Meeting be held?

A:
You are invited to attend the Annual Meeting on May 27, 2020, at 3:00 p.m., local time. The Annual Meeting will be held at our office located at 10935 Vista Sorrento Parkway, San Diego, California 92130. We currently intend to hold the Annual Meeting in person.

However, we are actively monitoring the impacts and disruptions caused by the COVID-19 pandemic, and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. We may also announce changes to the procedures for voting your shares at the Annual Meeting. Any such changes will be announced via press release and the filing of additional proxy materials with the SEC.

Q:	Why did I receive these proxy materials?

A:
We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned shares of our Common Stock at the close of business on March 31, 2020, which is the record date for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares on each proposal?” below and as described elsewhere in this Proxy Statement.

In addition, please see the response to the question entitled “When and where will the Annual Meeting be held?” for additional information regarding alternative arrangements that may be made for the Annual Meeting that may affect your ability to attend the Annual Meeting in person and change the procedures for voting your shares at the Annual Meeting.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:
Instead of mailing printed copies of our proxy materials to our stockholders, we have elected to provide access to them through the Internet under the SEC’s “notice and access” rules. Accordingly, on or about April 15, 2020, we mailed a Notice of Internet Availability of Proxy Materials, or a Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or our Annual Report. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, or by mail.

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice or refer to the section entitled “Stockholders Sharing the Same Address” below.

Q:	Will the proxy materials be available online?

A:
Yes, copies of our proxy materials, including this Proxy Statement, the Annual Report and the Notice, are available online at www.astproxyportal.com/ast/21769. The proxy materials will be available online at this location through the date of the Annual Meeting.

In addition, to the extent we announce alternative arrangements for the Annual Meeting, any additional materials we file with the SEC to announce such changes will be made available online at the same location.

Q:	What proposals will be voted upon at the Annual Meeting?

A:	The proposals to be voted upon at the Annual Meeting, and our board of directors’ voting recommendations with respect to each proposal, are as follows:

Proposal	Board’s Voting Recommendation
1.
Election of Directors (Proposal 1): The election of two Class I directors to serve a three-year term, or until their respective successors are elected and qualified. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for election as Class I directors each of the following persons:
•    Kim D. Blickenstaff
•    Christopher J. Twomey
FOR
2.
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2):
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.
FOR
3.
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement.
FOR

We will also consider such other business as may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted by our stockholders for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment. Kim D. Blickenstaff and Leigh A. Vosseller are the designated proxy holders. Mr. Blickenstaff is the Chairman of our board of directors and Ms. Vosseller is a member of our management.

Q:	Who may vote at the Annual Meeting?

A:
If you owned shares of our Common Stock on March 31, 2020, the record date for the Annual Meeting, your shares are eligible to be voted, in person or by proxy, at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted upon. On the record date, there were 60,070,690 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Please see the response to the question entitled “May I vote my shares in person at the Annual Meeting?” below for additional information.

In addition, please see the response to the question entitled “When and where will the Annual Meeting be held?” for information regarding alternative arrangements that may be made for the Annual Meeting that may affect your ability to attend the Annual Meeting in person.

Q:	What is the quorum requirement for the Annual Meeting?

A:
We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our Common Stock entitled to vote as of the record date, or 30,035,346 shares, are present in person or represented by proxy at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the Chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, in accordance with our amended and restated bylaws and applicable law, to permit further solicitation of proxies.

Q:	What vote is required to approve each proposal?

A:
Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, so the two nominees for Class I director who receive the most FOR votes will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, on the record date.
If, however, your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring a proxy with you from the bank, broker or other nominee that holds your shares, which provides you the right to vote at the Annual Meeting.
Admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license and, if you are the beneficial owner of the shares held in street name, evidence of your ownership of such shares. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with these requirements, and any other instructions given by our representatives at the Annual Meeting, you will not be admitted to the Annual Meeting.
Please see the response to the question entitled “When and where will the Annual Meeting be held?” for information regarding alternative arrangements that may be made for the Annual Meeting that may affect your ability to attend the Annual Meeting in person and change the procedures for voting your shares at the Annual Meeting.

Q:	How can I vote my shares on each proposal?

A:
Election of Directors (Proposal 1): With respect to this proposal, you may either vote FOR each of the director nominees or you may WITHHOLD your vote for each of the director nominees or for either one of the nominees that you specify.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): With respect to this proposal, you may vote FOR or AGAINST the proposal, or you may abstain from voting.
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): With respect to this proposal, you may vote FOR or AGAINST the proposal, or you may abstain from voting.

Q:	What are the procedures for voting my shares?

A:	The procedures for voting your shares will depend on whether you are a stockholder of record or a beneficial owner of shares held in street name.

Stockholder of Record
If you are a stockholder of record, you may vote in person at the Annual Meeting. To vote in person, please attend the Annual Meeting and request a ballot when you arrive.
Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the Annual Meeting and vote in person, and your vote at the Annual Meeting will have the effect of revoking your proxy. Please see the response to the question entitled “How may I revoke or change my vote after submitting my proxy?” below for additional information.

•
To vote through the Internet, go to www.voteproxy.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 26, 2020. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice or proxy card.

•
To vote by telephone, call toll-free 1-800-PROXIES (1-800-776-9437) if calling from the United States, or 1-718-921-8500 if calling from foreign countries, from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card that was mailed to you. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 26, 2020. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice or proxy card.

•
To vote by mail using a proxy card, you must request to receive printed proxy materials by following the instructions included in the Notice. The proxy card will be provided with the printed proxy materials. Once received, simply complete, sign and date the proxy card and return it promptly in the envelope provided.

Beneficial Owner
If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a Notice or a proxy card and voting instructions with this Proxy Statement from that organization rather than from us. To vote your shares, simply follow the instructions provided to you. To vote in person at the Annual Meeting, you must obtain a valid proxy from your bank, broker or other nominee, and must also provide evidence of your ownership of the shares.
Whether you are a stockholder of record or a beneficial owner of shares, please see the response to the question entitled “When and where will the Annual Meeting be held?” for information regarding alternative arrangements that may be made for the Annual Meeting that may affect your ability to attend the Annual Meeting in person and change the procedures for voting your shares at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	The impact of your decision to not provide specific voting instructions will depend on whether you are a stockholder of record or a beneficial owner of shares held in street name.
Stockholder of Record
If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner
If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

Q:	Which proposals in this Proxy Statement are considered “routine” or “non-routine” matters?

A:
Election of Directors (Proposal 1): This is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): This is considered a routine matter under applicable stock exchange rules. A bank, broker or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal.
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): This is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal.

Q:	What is the effect of abstentions, withheld votes and broker non-votes?

A:
Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions or withheld votes as to a particular proposal, will be counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and withheld votes are generally treated as shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

•
Election of Directors (Proposal 1): The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, so withheld votes with respect to this proposal will not have an effect on the outcome of this vote.

•
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): This proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting, so abstentions on this proposal will have the same effect as a vote against this proposal.

•
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): This proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting, so abstentions on this proposal will have the same effect as a vote against this proposal.

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner regarding the voting of the shares and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum.

•
Election of Directors (Proposal 1): This proposal is considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast on this proposal and will have no effect on the result of the vote on this proposal.

•
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): This proposal is considered a routine matter on which a bank, broker or other nominee generally has discretionary authority to vote, so we do not expect any broker non-votes in connection with this proposal.

•
Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers (Proposal 3): This proposal is considered a non-routine matter and broker non-votes, if any, will have no effect on the result of the vote on this proposal.

Q:	How may I revoke or change my vote after submitting my proxy?

A:
You may revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. The procedures for revoking your proxy or changing your vote will depend on whether you are a stockholder of record or a beneficial owner of shares held in street name.

Stockholder of Record
If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

•	you may vote again by Internet or telephone at a later time (prior to the deadline for Internet or telephone voting);

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary; or

•	you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).
Your most current Internet proxy, telephone proxy or proxy card will be the one that is counted at the Annual Meeting. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the Annual Meeting.
In addition, please see the response to the question entitled “When and where will the Annual Meeting be held?” for information regarding alternative arrangements that may be made for the Annual Meeting that may affect your ability to attend the Annual Meeting in person and change the procedures for voting your shares at the Annual Meeting.
Beneficial Owner
If you are a beneficial owner of shares, you may revoke your proxy by following the instructions provided to you by your bank, broker or other nominee.

Q:	What are the costs of soliciting these proxies?

A:
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will not receive any additional compensation for these services. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe the cost of any such proxy solicitor will be material. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and in obtaining authority to execute proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:
In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

Q:	Whom should I contact with other questions?

A:
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact: Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary, or by telephone to: (858) 366-6900.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure and Membership
We currently have nine members of our board of directors and no vacancies. Under our amended and restated charter and amended and restated bylaws, our board of directors is currently divided into three classes, as follows:

•	Class I, which currently consists of Messrs. Kim D. Blickenstaff, Howard E. Greene, Jr. and Christopher J. Twomey, whose terms will expire at the Annual Meeting;

•	Class II, which currently consists of Messrs. Dick P. Allen and Edward L. Cahill and Ms. Rebecca B. Robertson, whose terms will expire at our 2021 annual meeting of stockholders; and

•	Class III, which currently consists of Messrs. Douglas A. Roeder, John F. Sheridan and Richard P. Valencia, whose terms will expire at our 2022 annual meeting of stockholders.
Mr. Greene has notified us of his decision not to stand for re-election at the Annual Meeting. We thank Mr. Greene for his 13 years of dedicated service.
Each director in each class will be elected for a term of three years and serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors may only be removed for cause by the affirmative vote of a majority of the outstanding shares entitled to vote upon an election of directors, voting together as a single class.
Because only approximately one-third of our directors will be elected at each annual meeting of stockholders, two consecutive annual meetings of stockholders could be required for our stockholders to change a majority of our board of directors. Any additional directorships resulting from an increase in the number of directors or a vacancy, such as the vacancy that will result from Mr. Greene’s decision not to stand for re-election, may be filled by the directors then in office.

Election of Directors
At the Annual Meeting, our stockholders are being asked to vote for the two Class I director nominees listed below to serve on our board of directors until our annual meeting of stockholders to be held in 2023 and until each of their successors has been elected and qualified, or until such director’s earlier death, resignation or removal. Each of the nominees is a current member of our board of directors whose term expires at the Annual Meeting. Each of these nominees has consented to serve, if elected.

Required Vote
Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, so the two nominees for Class I director who receive the most FOR votes will be elected. This proposal is considered a non-routine matter under applicable stock exchange rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes and withheld votes will not be treated as votes cast for purposes of this proposal and, therefore, will not affect the outcome of the election. If no contrary indication is made, returned proxies will be voted for each of the director nominees, or in the event that any nominee is unable to serve as a director at the time of the election, returned proxies will be voted for any nominee who is designated by our board of directors to fill the vacancy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES

Nominees for Director
The following table lists the persons recommended by our nominating and corporate governance committee and nominated by our board of directors to be elected as directors, including relevant information as of March 31, 2020 regarding their age, business experience, qualifications, attributes, skills and other directorships:
Nominees for Election to Our Board of Directors
for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
(Class I Directors)

KIM D. BLICKENSTAFF Chairman of our Board of Directors Age: 67 Director since: 2007
Mr. Blickenstaff has served as the Chairman of our board of directors since March 2020. Mr. Blickenstaff previously served as Executive Chairman of our board of directors since March 2019, and on our board of directors since September 2007. Mr. Blickenstaff also previously served as our President and Chief Executive Officer from September 2007 to March 2019. Prior to joining us, Mr. Blickenstaff served as Chairman and Chief Executive Officer of Biosite Incorporated, or Biosite, a provider of medical diagnostic products, from 1988 until its acquisition by Inverness Medical Innovations, Inc. in June 2007. Mr. Blickenstaff previously served as a director of Medivation, Inc., a biotechnology company, from 2005 to 2016, until its acquisition by Pfizer, and as a director of DexCom, Inc. (NASDAQ: DXCM), a provider of continuous glucose monitoring systems, from June 2001 to September 2007. Mr. Blickenstaff was formerly a certified public accountant and has more than 20 years of experience overseeing the preparation of financial statements. He holds a B.A. in Political Science from Loyola University, Chicago, and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.
We believe Mr. Blickenstaff brings to our board of directors valuable perspective and experience as the current Chairman and as our former Executive Chairman, President and Chief Executive Officer. Mr. Blickenstaff has extensive experience at the board level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

CHRISTOPHER J. TWOMEY Director Chairman, Audit Committee Age: 60 Director since: 2013
Mr. Twomey has served on our board of directors since July 2013. Mr. Twomey has served as a director and chair of the audit committee of Bionano Genomics (NASDAQ: BNGO), a life sciences genome analysis instrumentation company since July 2018. From March 1990 until his retirement in 2007, Mr. Twomey held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. Mr. Twomey also served as a director and chair of the audit committee of Senomyx, Inc., a flavor technology company, from March 2006 until its sale to Firmenich SA in November 2018. He also served as a director and chair of the audit committee of Cadence Pharmaceuticals, Inc., from July 2006 until it was acquired by Mallinckrodt plc in March 2014. Mr. Twomey holds a B.A. in Business Economics from the University of California, Santa Barbara.
We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his extensive accounting and auditing experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

Continuing Members of Our Board of Directors
The following table includes the members of our board of directors who are continuing in office, including relevant information as of March 31, 2020 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Members of Our Board of Directors Continuing in Office with a Term Expiring at the 2021 Annual Meeting of Stockholders
(Class II Directors)

DICK P. ALLEN Lead Independent Director Member, Audit Committee; Member, Nominating and Corporate Governance Committee Age: 75 Director since: 2007
Mr. Allen has served as our Lead Independent Director since March 2019, and as a member of our board of directors since July 2007. Prior to being appointed our Lead Independent Director, Mr. Allen served as the Chairman of our board of directors from January 2016 until March 2019. Mr. Allen was previously the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field, until July 2009. Mr. Allen was a co-founder of Caremark, Inc., a home infusion therapy company that was later acquired by Baxter International and served as a Vice President from its inception in 1979 until 1986. Mr. Allen was also a co-founder and director of Pyxis Corporation, which was later acquired by Cardinal Health, Inc. Mr. Allen currently serves on the board of Providence St. Joseph Health and served as Chairman of the board of JDRF International from July 2012 until June 2014. Mr. Allen was also a Lecturer at the Stanford University Graduate School of Business for a total of 13 years. Mr. Allen holds a B.S. in Industrial Administration from Yale University and an M.B.A. from Stanford University Graduate School of Business.

We believe Mr. Allen’s background in management and on boards of directors of companies in the healthcare industry, as well as his long-term investing experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

EDWARD L. CAHILL Director Member, Audit Committee Age: 67 Director since: 2009
Mr. Cahill has served on our board of directors since May 2009. Mr. Cahill has served as Managing Partner of HLM Venture Partners, a venture capital firm that invests primarily in emerging companies focused on healthcare information technology, healthcare services and medical technology, since May 2000. He served as a director of Animas Corporation, a developer of external insulin pumps, from March 2001 until its acquisition by Johnson & Johnson in February 2006. From June 1995 to May 2000, Mr. Cahill served as a founding partner of Cahill, Warnock Company (now Camden Partners), a venture capital firm based in Baltimore. Previously, Mr. Cahill was a Managing Director of Alex Brown & Sons, an investment services brokerage, where he led the firm’s healthcare group from January 1986 through March 1995. From January 1999 until August 2014, Mr. Cahill was a director of Masimo Corporation (NASDAQ: MASI), a medical technology company. He is also a director of several privately held healthcare companies and serves as a trustee of Johns Hopkins Medicine, Johns Hopkins Health System and Mercy Health Services. Mr. Cahill holds an A.B. in American Civilization from Williams College and a Masters of Public and Private Management from Yale University.
We believe Mr. Cahill’s diverse and extensive experience on boards of directors and in management, which has included public and private companies in the life sciences industry, provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe he brings to our board of directors his long-term investing experience with numerous companies in the healthcare and biotechnology industries, as well as a strong financial background, all of which qualify him for service on our board of directors.

REBECCA B. ROBERTSON Director Member, Compensation Committee Age: 59 Director since: 2019
Ms. Robertson has served on our board of directors since January 2019. Ms. Robertson is a founder and Managing Director at Versant Ventures where she has specialized in investing in the areas of medical devices and diagnostics since 1999. In addition, through Longridge Business Advisors, she has provided business advisory services and board services since April 2017. Prior to Versant, she served as Senior Vice President at Chiron Diagnostics, a division of Chiron Corporation, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, she was a co-founder and Vice President at Egis, a consumer products company, and held senior management positions in operations and finance at Lifescan, a Johnson & Johnson Company. Ms. Robertson served as a general partner at Institutional Venture Partners (IVP), where she was an investor in the life sciences group, from July 1997 to October 1999. Ms. Robertson was also previously an entrepreneur in residence for IVP in the life sciences group. Ms. Robertson holds a B.S. in chemical engineering from Cornell University.
We believe Ms. Robertson’s extensive experience in management positions in the medical technology industry provides her with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe she brings to our board of directors her long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify her for service on our board of directors.

Members of Our Board of Directors Continuing in Office with a Term Expiring at the 2022 Annual Meeting of Stockholders
(Class III Directors)

DOUGLAS A. ROEDER Director Chairman, Compensation Committee; Member, Nominating and Corporate Governance Committee Age: 49 Director since: 2009
Mr. Roeder has served on our board of directors since May 2009. Mr. Roeder joined Delphi Ventures as an Associate in 1998, and has been a Partner since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an associate with Alex Brown’s Healthcare Investment Banking Group in San Francisco, where he focused on the medical device, life sciences and healthcare services industries. Mr. Roeder serves as a director of Senseonics Holdings, Inc. (NYSE-MKT: SENS), a continuous glucose monitoring company, and several privately held companies. He previously served as a director of Trivascular Technologies, Inc., a medical device company, which was acquired by Endologix, Inc. (NASDAQ: ELGX) in February 2016. He also previously worked with Putnam Associates, a strategy consulting firm focused on the pharmaceutical and biotechnology industries. Mr. Roeder holds an A.B. in Biochemistry from Dartmouth College.
We believe Mr. Roeder’s experience on several boards of directors of companies in the life sciences industry provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe he brings to our board of directors his long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify him for service on our board of directors.

RICHARD P. VALENCIA Director Chairman, Nominating and Corporate Governance Committee Age: 58 Director since: 2018
Mr. Valencia has served on our board of directors since June 2018. Mr. Valencia served as President of Qualcomm Life, Inc., a subsidiary of Qualcomm Incorporated, since its formation in December 2011 until February 2019, when it was acquired by Francisco Partners. Mr. Valencia currently serves as an advisor to Francisco Partners. Qualcomm Life focuses on commercial healthcare activities and offers products and services to enable wireless connectivity of medical devices and healthcare networks. As President of Qualcomm Life, Mr. Valencia also oversaw Qualcomm’s healthcare venture funds, dRx Capital and Qualcomm Life Fund. Prior to joining Qualcomm Life, Mr. Valencia served as Vice President and General Manager of Qualcomm Wireless Health beginning in October 2010. Earlier in his career, Mr. Valencia founded ProfitLine, Inc., a telecommunications expense management service provider, and served as Chief Executive Officer from 1992 until the sale of the company in 2009. Mr. Valencia holds a B.S. in Finance from California State University, Northridge.
We believe Mr. Valencia’s extensive experience as an executive in the medical technology industry provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe he brings to our board of directors his long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify him for service on our board of directors.

JOHN F. SHERIDAN President and Chief Executive Officer Director Nominee Age: 64 Director since: 2019
Mr. Sheridan has served on our board of directors since June 2019 and as our President and Chief Executive Officer since March 2019. Prior to that, Mr. Sheridan served as our Executive Vice President and Chief Operating Officer since April 2013. Prior to joining us, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation, a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company, now operating as BioTelemetry, Inc. (NASDAQ: BEAT). From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an M.B.A. from Boston University.

We believe Mr. Sheridan brings to our board of directors valuable perspective and experience as our former Executive Vice President and Chief Operating Officer, and as our current President and Chief Executive Officer. Mr. Sheridan has extensive experience at the management level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

CORPORATE GOVERNANCE

Director Independence
Our board of directors has affirmatively determined that each of Messrs. Allen, Cahill, Greene, Roeder, Twomey and Valencia and Ms. Robertson meet the definition of “independent director” under the applicable SEC rules and NASDAQ Listing Rules. Messrs. Blickenstaff and Sheridan do not meet the definition of “independent director” because Mr. Blickenstaff was our employee until March 2020, and Mr. Sheridan is our current employee.

Family Relationships
Except as set forth below, there are no family relationships between any director or executive officer.
Mr. Sheridan, our President and Chief Executive Officer, and Ms. Vosseller, our Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship and share a primary residence. Ms. Vosseller reports directly to Mr. Sheridan. Our board of directors is informed of the relationship and, due to the direct reporting arrangement, we have taken appropriate actions to ensure compliance with Company policies and procedures. Mr. Sheridan and Ms. Vosseller will not be involved in setting compensation or benefits for one another, which will continue to be determined by our Compensation Committee. In addition, our audit committee considered whether additional internal disclosure controls and procedures are appropriate in light of the circumstances and, as a result, certain additional internal controls were implemented during the year ended December 31, 2019.
Mr. Twomey, one of our directors, is the brother-in-law of one of our employees who is a manufacturing engineer. Since August 2019, we have employed within our manufacturing operations organization an immediate family member of Mr. Twomey, a member of our board of directors. For 2019, the aggregate amount of this employee’s annual compensation was approximately $139,000, which includes a pro-rata portion of the employee’s annual base salary and cash incentive bonus as well as the value of stock-based compensation granted during the year in connection with the employee’s commencement of employment. The compensation structure and aggregate compensation amount paid to this employee is commensurate with our other employees with similar titles, skills and levels of experience.
Agreements with Directors
None of the directors or nominees for director were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as such.

Legal Proceedings with Directors
There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to applicable SEC rules.

Board Leadership Structure
Mr. Blickenstaff currently serves as Chairman of our board of directors following his transition from the Executive Chairman role earlier this year. Prior to serving as Executive Chairman, Mr. Blickenstaff served as our President and Chief Executive Officer until March 2019, when Mr. Sheridan was appointed to serve those roles.
While serving as Executive Chairman, Mr. Blickenstaff was an employee of the Company, participating in external and corporate strategy and investor relations efforts, as well as providing guidance to our Chief Executive officer during their transition period.
The Chairman position is intended to be separate and distinct from the position of Chief Executive Officer. For instance, in his role as Chairman Mr. Blickenstaff will continue to represent the Company at various external events and provide input to our corporate strategy; however, he is not expected to participate in day-to-day management of our personnel, business or operations. We believe separating these positions allows our Chief Executive Officer to focus on the management of our day-to-day business, while allowing our Chairman to focus his primary attention on matters involving our board of directors and corporate governance, as well as the additional matters discussed above.
Mr. Allen, who previously served as Chairman of our board of directors, currently serves as our Lead Independent Director. We created the position of Lead Independent Director in March 2019 primarily because we recognize that Mr. Blickenstaff, the Chairman of our board of directors, and Mr. Sheridan, our President and Chief Executive Officer, do not qualify as independent directors because of their recent or current employment relationship with us. We expect our Lead Independent Director will provide independent oversight of management and our board of directors, and lead executive sessions of our board of directors at which only non-employees are present.

We expect to continue to assess the most appropriate board leadership structure for the Company on a regular basis and may make changes to the structure based upon the evolving needs of our business, governance best practices, and other factors deemed relevant by our board of directors.
Board Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, cybersecurity and reputational risks. Currently, we are assessing and responding to the substantial operational and commercial risks relating to the COVID-19 pandemic. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our board of directors in overseeing the management of our risks is realized primarily through committees of our board of directors, as discussed in greater detail in the descriptions of each of the committees below and in their respective charters. Our full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of particular risks, the Chairman of the relevant committee typically reports to the full board of directors during the next board meeting. For example, our nominating and corporate governance committee receives updates that relate to assessments by third-party experts concerning our cybersecurity and data privacy risks, as well as the mitigation of those risks.

Board and Committee Meetings
During 2019, our board of directors met seven times (including telephonic meetings) and took action by written consent 11 times. Each director attended at least 75% of the meetings held by our board of directors and by each committee on which he or she served while he or she was a director during the year.

Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our board of directors at each annual meeting of stockholders, we encourage all of our directors to attend in person, or virtually, depending on the meeting format.

Executive Sessions
In accordance with the applicable continued listing rules of the NASDAQ Stock Market, or the NASDAQ Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees
Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues. For instance, we have previously established a pricing committee to determine the offering price and other terms of various financings we have pursued.
Each of the three standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available at http://investor.tandemdiabetes.com/corporate-governance. However, the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.
As of December 31, 2019, our audit committee was comprised of Mr. Twomey (Chairman), Mr. Allen and Mr. Cahill; our compensation committee was comprised of Mr. Roeder (Chairman), Mr. Greene and Ms. Robertson; and our nominating and corporate governance committee was comprised of Mr. Valencia (Chairman), Mr. Allen and Mr. Roeder

As of March 31, 2020, the members of each standing committee were as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kim D. Blickenstaff
John F. Sheridan
Dick P. Allen	X		X
Edward L. Cahill	X
Howard E. Greene, Jr.(1)		X
Rebecca B. Robertson		X
Douglas A. Roeder		Chairman	X
Christopher J. Twomey	Chairman
Richard P. Valencia			Chairman
(1) Mr. Greene has notified us of his decision not to stand for re-election at the Annual Meeting.
Audit Committee
During 2019, our audit committee met four times (including telephonic meetings) and took one action by written consent. Each of the members of the audit committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules. Our board of directors has affirmatively determined that Mr. Twomey is designated as an “audit committee financial expert.”
Our audit committee’s responsibilities include:

•	appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or to provide other audit, review or attest services;

•
reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;

•	determining the compensation of the independent auditors, and of other advisors hired by the audit committee;

•	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

•	monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;

•	reviewing reports to management prepared by the internal audit function, as well as management’s response;

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s formal written charter;

•	reviewing related party transactions for potential conflict of interest situations on an ongoing basis, and approving or rejecting such transactions; and

•	overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
Compensation Committee
During 2019, our compensation committee met four times (including telephonic meetings) and took action by written consent 16 times. Each of the members of the compensation committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules.
Our compensation committee’s responsibilities include:

•	developing, reviewing, and approving our overall compensation programs, and regularly reporting to the full board of directors regarding the adoption of such programs;

•
developing, reviewing and recommending to the full board of directors or approving our cash and stock incentive plans, including approving individual grants or awards thereunder, and regularly reporting to the full board of directors regarding the terms of such plans and individual grants or awards;

•	reviewing and approving individual and Company performance goals that may be relevant to the compensation of executive officers and other key employees;

•
reviewing, recommending to the full board of directors or approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees;

•	reviewing and discussing with management the tables and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;

•	reviewing and assessing, on an annual basis, the adequacy of the compensation committee’s formal written charter;

•	delegate authority to the Chief Executive Officer, or in his absence the Chief Financial Officer, to grant cash or equity incentive plan awards to our non-executive employees; and

•	overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Nominating and Corporate Governance Committee
During 2019, our nominating and corporate governance committee met four times (including telephonic meetings) and one action by written consent. Each of the members of the nominating and corporate governance committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules.
Our nominating and corporate governance committee’s responsibilities include:

•	identifying and screening candidates for our board of directors, and recommending nominees for election as directors;

•	reviewing and assessing, on an annual basis, the performance of our board of directors and any committee thereof;

•	review and discuss with management commercial insurance arrangements, exclusive of employee benefit arrangements;

•	reviewing and assessing risk and risk management guidelines with respect to day-to-day operations, including privacy and cybersecurity;

•
reviewing the structure of our board’s committees and recommending to our board for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;

•	reviewing and assessing, on an annual basis, the adequacy of the nominating and corporate governance committee’s formal written charter; and

•	generally advising our board of directors on corporate governance and related matters.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of our board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of our board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.
We have entered into an indemnification agreement with each of our directors, including Messrs. Roeder and Greene and Ms. Robertson, who are the current members of our compensation committee.

Director Nomination Process
The goal of our nominating and corporate governance committee, or the committee for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise. In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee applies the following selection criteria, which are consistent with those set forth in its charter:

•	Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;

•
Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her responsibilities;

•
Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the committee will consider such factors as (i) personal qualities, skills and attributes, (ii) expertise in the areas of technology, privacy, cybersecurity, manufacturing, accounting, sales strategy, financial reporting or corporate governance, (iii) professional experience in diabetes care, the medical device industry, insurance reimbursement or the healthcare industry generally, and (iv) experience in global commercial operations of highly regulated industries, as well as other factors that would be expected to contribute to the overall effectiveness of our board of directors;

•	Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and

•
Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interests or the interests of a particular group or stockholder.

Board and Management Diversity

In recommending director nominees for appointment to our board of directors, our committee values and actively considers diversity characteristics, including self-identified characteristics such as gender and ethnicity. In particular, in recent years, our board of directors has specifically reviewed and considered the input of our stockholders who have expressed an interest in greater gender diversity on our board of directors. However, we do not have a formal policy regarding the consideration of specific diversity characteristics, and instead prefer to rely on the judgment of our independent and highly-qualified nominating and corporate governance committee in recommending candidates with the most appropriate mix of characteristics, experiences, skills and expertise.

We also believe that fostering a culture of diversity and inclusion begins with our management team, and we regard diversity in our workforce as essential to serving our customers and communities, and executing on our long-term strategies. We continue to work to cultivate an inclusive working environment and to enhance the diversity of our management team and board of directors.

Following the Annual Meeting, we will have a vacant board seat as Mr. Greene has informed us of his decision not to stand for re-election. Our nominating and corporate governance committee is actively leading a recruitment process for a new director based on the previously described selection criteria, with an added focus on identifying candidates with diverse characteristics.

Stockholder Nominees
Our nominating and corporate governance committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees. The committee does not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the required information to Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary.
Codes of Conduct and Ethics
We have adopted a code of ethics that applies to our President and Chief Executive Officer and other senior financial officers (our Chief Financial Officer, and other senior financial officers performing similar functions), which is designed to meet the requirements of the applicable SEC rules. We have also adopted a code of ethics that applies to all of our employees, officers and directors, which is designed to meet the requirements of the applicable NASDAQ Listing Rules. Each of these documents is available at http://investor.tandemdiabetes.com/corporate-governance. We expect that any amendment to either code of ethics, or any waivers of their respective requirements that are applicable to executive officers or directors, will be disclosed on our website or in our future filings with the SEC.

Stockholder Engagement
We have consistently demonstrated our commitment to open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success, and we seek to engage meaningfully with our stockholders to ensure their views are shared with our board of directors, and actively considered in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.
While our board of directors has a fiduciary duty to our stockholders and represents their interests, our management team is primarily responsible for investor relations. Our management team believes that active stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value.
Stockholder Communications with Our Board of Directors

Stockholders seeking to communicate with our board of directors as a whole, may send such communication to: Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address, to the attention of such individual director. We will generally forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director, unless we determine that the communication is unduly hostile, threatening, illegal or otherwise unsuitable for receipt by the director.
Corporate Responsibility and Sustainability
We run our business and develop our products in a way that is mindful of our customers, employees, stockholders and the communities we serve.  We have always focused on delivering long-term stockholder value and strong financial results, but we also consider environmental, social and governance performance in our product development process and corporate citizenship.
Reducing Environmental Impact through Product Innovation
Our t:slim X2 insulin pump is the first and only FDA-approved insulin pump capable of remote feature updates.  Using a personal computer, patients can keep their pump up to date with the latest technology during its warranty period, allowing our customers to use a single device for at least four years and minimizing the lifecycle footprint of our products and packaging.  Our t:slim X2’s pump utilizes a rechargeable battery via its micro-USB port, eliminating the need to use alkaline batteries, which are commonly used in our competitors’ insulin pumps.  We continue to use innovative techniques to reduce environmental impact and deliver products that can change peoples’ lives.
In addition, in 2019 and more recently in 2020, we expanded the number of employees in our environmental, health and safety department and added leadership who brings experience from companies larger and more established than ours.  We have a focused effort on understanding the environmental impact of our business and have a number of initiatives in place in support of this effort. For example, our standby diesel generators are monitored by California’s Air Pollution Control District and their runtime is limited and closely monitored.  In addition, we have dedicated efforts toward the reduction of energy use in our lighting.  We have actively pursued rebates from San Diego Gas & Electric to fund energy improvement projects, and our facilities use LED lighting, motion sensors, or both, to reduce energy consumption.   We are also working to reduce energy consumption for air conditioning and heating through occupancy scheduling.  Our manufacturing processes are not water intensive, and we use hands-free automatic sink faucets and automatic toilet flush valves in all buildings.  We are also working to reduce landfill waste by baling and recycling our cardboard, and have a commingled recycling program in place.
Ensuring Employee Health and Safety
We have integrated our employee health and safety efforts with our human resources functions to create a corporate culture with a shared commitment to the well-being of our professionals. We have comprehensive safety training programs that ensure our employees know how to do their jobs safely and in compliance with laws and regulations. We operate in modern, efficient and safe facilities, and have had minimal accident and injury rates Company-wide. Despite this success, however, our goal remains zero incidents. In addition, we have detailed Ethics and Compliance Policies that instill a commitment to ethical behavior and legal compliance across the Company.
Promoting Community Outreach Efforts
We strive to be a good corporate citizen in the communities in which our employees live and work. Our employee community outreach efforts include donations and volunteer work, serving on boards and advisory committees and other corporate and individual actions. For many people with diabetes, peer support plays a key role in successful diabetes management and we provide support to a broad spectrum of people and organizations working hard to improve the lives of people with diabetes. In 2019, we implemented an employee-matching campaign for the San Diego JDRF One Walk, setting a record for funds raised by an event sponsor with many of our employees attending. We support JDRF events nationally, in addition to supporting other organizations providing peer support and education through diabetes programs such as Beyond Type 1, Riding on Insulin, College Diabetes Network, and regional diabetes events such as Children with Diabetes, Taking Control of Your Diabetes, American Diabetes Association, and camps where our employees participate and volunteer. In San Diego, we have also supported Feeding America San Diego, with a quarterly coordinated effort for our employees to volunteer on-site.

DIRECTOR COMPENSATION
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
During 2019, our non-employee directors earned a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director was a member. The Chairman of each committee earned a higher annual retainer for such service (which was in lieu of, and not in addition to, member annual retainers). The annual cash retainers are pro-rated based on the period of time during which service is provided during the year and generally paid on a quarterly basis.
Under the program, the annual fees non-employee directors earned for service on our board of directors in 2019, and for service on each committee of our board of directors of which the director was a member, were as follows:

	Member Annual Retainer	Chairman Annual Retainer
Board of Directors	$44,000	$44,000
Audit Committee	$8,500	$23,000
Compensation Committee	$6,000	$17,000
Nominating and Corporate Governance Committee	$5,000	$9,000

Mr. Allen served as Chairman of our board of directors through February 28, 2019 before assuming the role of lead Independent Director effective March 1, 2019. His annual retainer for serving as Lead Independent Director was $40,000, which amount was in addition to his participation in our director compensation program. He was compensated for his time serving in each of these roles on a pro rata basis. Kim Blickenstaff assumed the role of Executive Chairman effective March 1, 2019 and as an employee, was not eligible to receive director compensation.

Each non-employee director who commences service on our board of directors after March 2019 will receive either stock options to purchase shares of our Common Stock with an aggregate Black-Scholes value of $300,000, or restricted stock awards with an aggregate grant date fair value of $300,000, which determination will be made by our board of directors (or a designated committee thereof) at the time of such grant. These initial onboarding grants, whether issued in the form of stock options or restricted stock awards, will vest monthly over a three-year period, subject to the director’s continued service.
In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a director following the annual meeting will be entitled to receive either stock options to purchase shares of our Common Stock with an aggregate Black-Scholes value of $150,000, or restricted stock awards with a grant date fair value of $150,000, which determination will similarly be made by our board of directors (or a designated committee thereof) at the time of such grant. These annual grants, whether issued in the form of stock options or restricted stock awards, will be prorated based on the number of full months of service on our board of directors since the prior annual meeting of stockholders, and will vest monthly over a 12-month period, subject to the director’s continued service. The exercise price of all stock options will equal the closing price of our Common Stock on the grant date, and the grant date fair value of all restricted stock awards will be based on the closing price of our Common Stock on the grant date. Each of these stock options and restricted stock awards, as well as any other equity awards granted to our non-employee directors, are expected to be granted pursuant to our 2013 Plan.

Director Compensation Table
The following table provides a summary of the compensation of our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total
Dick P. Allen (2)	$95,000	$149,966	$244,966
Edward L. Cahill	$52,500	$149,966	$202,466
Fred E. Cohen, M.D., D.Phil., F.A.C.P.(3)	$26,500	$149,966	$176,466
Howard E. Greene, Jr.(4)	$50,000	$149,966	$199,966
Rebecca B. Robertson	$50,000	$1,155,791	$1,205,791
Douglas A. Roeder	$66,000	$149,966	$215,966
Christopher J. Twomey	$67,000	$149,966	$216,966
Richard P. Valencia	$51,000	$149,966	$200,966

(1)
Amounts listed reflect the grant date fair value of certain options awarded to each of our non-employee directors calculated in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the option grants can be found in Note 6 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our non-employee directors with respect to the options.

(2)	Mr. Allen assumed the role of Lead Independent Director, effective March 1, 2019.

(3)	Dr. Cohen resigned from the board of directors effective June 18, 2019.

(4)	Mr. Greene has notified us of his decision not to stand for re-election at the Annual Meeting.

The following table summarizes the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2019:

Name	Aggregate Number of Option Awards
Dick P. Allen	44,203
Edward L. Cahill	41,115
Howard E. Greene, Jr.	44,203
Rebecca B. Robertson	51,555
Douglas A. Roeder	42,532
Christopher J. Twomey	45,020
Richard P. Valencia	64,148

Director Compensation Changes for 2020

Effective as of January 1, 2020, pursuant to our director compensation program, the annual fees to be paid to non-employee directors for service on our board of directors during 2020, and for service on each committee of our board of directors of which the director serves as a member, will be as follows:

	Member Annual Retainer	Chairman Annual Retainer
Board of Directors	$45,000	$115,000
Audit Committee	$10,000	$23,000
Compensation Committee	$7,500	$17,000
Nominating and Corporate Governance Committee	$5,000	$10,000

The annual cash retainers will continue to be pro-rated based on the period of time during which service is provided during the year and will be paid on a quarterly basis.

Mr. Blickenstaff served in the role of Executive Chairman through March 6, 2020, after which time he assumed the role of Chairman and ceased being an employee. Mr. Blickenstaff’s annual cash compensation for serving as our Chairman will be $115,000, which is in addition to his participation in our director compensation program, and will be paid on a pro rata basis. We will also pay Mr. Blickenstaff’s COBRA subsidy, which is currently $1,834 per month. During 2020, Mr. Allen’s annual cash compensation for serving as our Lead Independent Director will continue to be $40,000, which is in addition to his participation in our director compensation program.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Although not required by applicable law or our amended and restated charter or amended and restated bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has audited our financial statements since 2008.
We expect representatives of Ernst & Young LLP will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.
If our stockholders do not vote to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal. This proposal is considered a routine matter under applicable stock exchange rules. A broker, bank or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. If no contrary indication is made, returned proxies will be voted for the proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Audit and All Other Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2019	2018
Audit Fees (1)	$927,662	$972,321
Audit-Related Fees (2)	105,000	234,953
Tax Fees (3)	131,210	25,750
Total	$1,163,872	$1,233,024

1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, assessment of our internal control over financial reporting, review of our quarterly financial statements and our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

2)
Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees, including out-of-pocket expenses.

3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code, or the Code, Section 382 study and general tax advice and planning.
Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit Committee Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. Our audit committee will consider whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT COMMITTEE REPORT
The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 1301, “Communications with Audit Committees” of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence,” and has considered the compatibility of non-audit services with the auditors’ independence.
We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Subject to stockholder approval, we and the Company’s board of directors also recommended the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
AUDIT COMMITTEE
Christopher J. Twomey, Chairman
Dick P. Allen
Edward L. Cahill
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS
Our executive officers, and their respective ages and positions with us as of March 31, 2020, are as follows:

Name	Age	Position
John F. Sheridan	64	President, Chief Executive Officer
David B. Berger	50	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary
Elizabeth A. Gasser	44	Executive Vice President of Strategy and Corporate Development
Brian B. Hansen	52	Executive Vice President and Chief Commercial Officer
Susan M. Morrison	40	Executive Vice President and Chief Administrative Officer
Leigh A. Vosseller	47	Executive Vice President, Chief Financial Officer and Treasurer

A biography for Mr. Sheridan can be found under the section entitled “Proposal 1: Election of Directors” above.
David B. Berger has served as our Chief Legal and Compliance Officer since April 2019, as General Counsel since August 2013, as our Corporate Secretary since January 2015, and as our Executive Vice President since January 2016. From January 2008 until August 2013, Mr. Berger was employed at Senomyx, Inc., a taste science company, where he most recently served as Senior Vice President and General Counsel. He also served as Corporate Secretary of Senomyx from January 2008 until May 2014. From April 2003 until October 2007, Mr. Berger was responsible for all commercial aspects of legal affairs at Biosite, most recently serving as Vice President, Legal Affairs. Previously, Mr. Berger was an attorney at Cooley Godward LLP and Amylin Pharmaceuticals, Inc. Mr. Berger holds a B.A. in Economics from the University of California, Berkeley and a J.D. from Stanford Law School.
Elizabeth A. Gasser has served as our Executive Vice President of Strategy and Corporate Development since January 2020. Prior to joining us, Ms. Gasser served from June 2017 as an independent adviser providing strategic and corporate development solutions to boards and executive teams. From January 2016 to June 2017 she was Vice President of Corporate Strategy at QUALCOMM Technologies, Inc. (QTI), a subsidiary of QUALCOMM Incorporated (NASDAQ: QCOM), a global leader in the development and commercialization of technologies and products used in mobile devices and other wireless products. Prior to that, from November 2012 to January 2016 she was Vice President of Strategic Development at QTI, after serving in other strategic related roles of increasing responsibility beginning in 2006. Ms. Gasser holds a B.A. and an M.A. in Economics from the University of Cambridge.
Brian B. Hansen has served as our Executive Vice President and Chief Commercial Officer since February 2016. Prior to joining us, Mr. Hansen served from September 2014 as Chief Commercial Officer of Adaptive Biotechnologies Corp. From May 2013 to September 2014, Mr. Hansen served as Head of Commercial, Sales and Marketing, of Genoptix, a Novartis Company. From December 2005 to February 2013, he served in various roles of increasing responsibility at Gen-Probe, Inc., a medical diagnostics company, most recently serving as Senior Vice President, Global Sales and Services from January 2012 to February 2013. Mr. Hansen received a B.S. in Business Administration from the University of Missouri-Columbia, and an M.B.A. from the School of Business at San Diego State University.
Susan M. Morrison has served as our Chief Administrative Officer since September 2013 and as an Executive Vice President since December 2017. From April 2013 until September 2013, she served as our Vice President, Human Resources, Corporate and Investor Relations. Ms. Morrison served as our Director, Corporate and Investor Relations, from January 2009 to March 2013, and was our Director, Corporate Services from November 2007 to December 2008. Prior to joining us, Ms. Morrison held various positions in corporate and investor relations at Biosite from August 2003 through November 2007. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.
Leigh A. Vosseller has served as our Senior Vice President, Chief Financial Officer and Treasurer since January 2018 and as Executive Vice President since June 2018. Ms. Vosseller is our principal financial and accounting officer. She joined us as Vice President of Finance in 2013 and was promoted to Senior Vice President of Finance in August 2017. Prior to that time, she served as Vice President and Chief Financial Officer at Genoptix, beginning in 2011, after initially joining Genoptix in 2008. Prior to that she held a senior finance position at Biosite beginning September 2003 through February 2008, during which time the company was acquired by Inverness Medical Innovations, in June 2017. Ms. Vosseller is a certified public accountant (inactive) and holds a B.S. in Accounting from Missouri State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 29, 2020, except as noted in the footnotes below, for:

•	each of our named executive officers (as defined in the section entitled “Compensation Discussion and Analysis” below);

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of February 29, 2020, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of our outstanding shares of Common Stock is generally based on information filed with the SEC by such stockholders. Except as indicated in footnotes to this table, we believe the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock reported to be beneficially owned by them.
The address for each director and executive officer listed is: c/o Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121.

Percentage of beneficial ownership is based on 59,904,822 shares of Common Stock outstanding as of February 29, 2020.

Name	Number of Shares Beneficially Owned	Warrants Exercisable by April 30, 2020	Options Exercisable by April 30, 2020	Percentage Beneficially Owned
5% or Greater Stockholders:
Wellington Management Group LLP	6,053,794	—	—	10.1%
The Vanguard Group	5,485,432	—	—	9.2%
Blackrock, Inc.	4,279,305	—	—	7.1%

Directors and Named Executive Officers:
John F. Sheridan	2,501	—	210,204	*
Leigh A. Vosseller(1)	3,410	—	174,500	*
David B. Berger(2)	3,511	243	196,725	*
Brian B. Hansen	2,991	—	79,735	*
Susan M. Morrison	5,001	80	213,956	*
Dick P. Allen(3)	50,205	—	33,210	*
Kim D. Blickenstaff(4)	641,750	299,262	419,399	2.2%
Edward L. Cahill(5)	3,982	—	40,493	*
Howard E. Greene, Jr.(6)	30,000	2,590	43,581	*
Rebecca B. Robertson	—	—	22,129	*
Douglas A. Roeder(7)	1,000,000	—	41,910	1.7%
Christopher J. Twomey(8)	79,308	697	44,398	*
Richard P. Valencia	3,054	—	44,081	*
All directors and executive officers as a group (14 individuals)	1,825,713	302,872	1,564,321	6.0%

*     Represents less than 1% of the outstanding shares of our common stock.

1)	Includes 145 shares held by the Leigh A. Vosseller Trust, dated January 17, 2010.

2)	Includes 200 shares and 243 warrants to purchase up to 243 shares held by the Berger Family Trust dated April 16, 2008.

3)
Consists of (i) 37,179 shares held by the Allen Family Trust dated October 12, 1981, (ii) 10,026 shares held by Allen Cornerstone Ventures, L.P., (iii) 1,500 shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon, and (iv) 1,500 shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon. Mr. Allen is trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is Managing Partner of Allen Cornerstone Ventures, L.P. and Mr. Allen disclaims beneficial ownership of the shares held by Allen Cornerstone Ventures, L.P., except to the extent of his proportionate pecuniary interest therein. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon, and disclaims beneficial ownership of such shares. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares.

4)	Includes 641,750 shares and warrants to purchase up to 299,262 shares held by the Kim Blickenstaff Revocable Trust dated April 15, 2010.

5)
Consists of (i) 3,982 shares that are held by HLM Venture Associates II, L.P. and (ii) options granted to Mr. Cahill personally pursuant to our director compensation program. Mr. Cahill is one of our directors. Mr. Cahill and Peter J. Grua are the managing members of HLM Venture Associates II, L.L.C., which is the general partner of HLM Venture Partners II, L.P. Mr. Cahill has shared voting and investment power over the shares held by HLM Venture Partners II, L.P. Mr. Cahill disclaims beneficial ownership of the shares held by HLM Venture Partners II, L.P., except to the extent of his proportionate pecuniary interest therein.

6)	Includes 30,000 shares and warrants to purchase up to 2,590 shares held by the Greene Family Trust.

7)
Consists of (i) 990,330 shares held by Delphi Ventures VIII, L.P., and (ii) 9,670 shares held by Delphi BioInvestments VIII, L.P. (together, the “Delphi Funds”), and (ii) options granted to Mr. Roeder personally pursuant to our director compensation program. Mr. Roeder is one of our directors. Mr. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D. are the managing members of Delphi Management Partners VIII, LLC, which is the general partner of each of the Delphi Funds. Mr. Roeder has shared voting and investment power over the shares held by the Delphi Funds. Mr. Roeder disclaims beneficial ownership of the shares held by the Delphi Funds, except to the extent of his proportionate pecuniary interest therein. The address for all entities and individuals affiliated with Delphi Ventures is 63 Bovet Road, Suite 351, San Mateo, CA 94402.

8)
Consists of (i) 52,550 shares and warrants to purchase up to 427 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (ii) 26,758 shares and warrants to purchase up to 270 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis addresses the compensation philosophy, objectives, policies and arrangements that apply to our named executive officers and other senior management personnel. The purpose of this section is to provide stockholders with a thorough understanding of our 2019 executive compensation programs, as well as certain compensation changes made during 2020. This narrative discussion is intended to be read together with the Summary Compensation Table, and the related tables, footnotes and disclosures set forth below. References throughout this section to the “Committee” refer to our Compensation Committee.

Executive Summary

Named Executive Officers
In accordance with SEC rules, our named executive officers, or NEOs, as of December 31, 2019 were:

Kim D. Blickenstaff	Current Chairman of our Board of Directors and Former Executive Chairman of the Board of Directors
John F. Sheridan	President and Chief Executive Officer, and member of the Board of Directors
Leigh A. Vosseller	Executive Vice President, Chief Financial Officer and Treasurer
David B. Berger	Executive Vice President, Chief Legal and Compliance Officer & Corporate Secretary
Brian B. Hansen	Executive Vice President and Chief Commercial Officer
Susan M. Morrison	Executive Vice President and Chief Administrative Officer

2019 Business Highlights

Five years ago, we began offering a modern, easy-to-use insulin pump in the United States and had less than 5% market share. Since that time, we estimate that the U.S. insulin pump market has grown by 40% to 600,000 people and that Tandem customers represent nearly 20% of this expanded pump market.

Strong demand for our t:slim X2 insulin pump drove increased customer adoption throughout the year. This demand was the result of a number of favorable trends, including conversions from people previously using multiple daily injections, a higher number of conversions from competitive insulin platforms, growing pump renewal traction within our own customer population, and significantly increased sales in international markets. As a result, we delivered exceptional results in terms of both increased sales and gross margin improvement, which drove a significant increase in stockholder value. In addition, we made meaningful progress against many strategic, commercial and operational initiatives.

Sales Growth
Dollars in Millions
$400
$350
$300
$250
$200
$150
$100
$50
$0
$107.6
$183.9
$362.4
2017
2018
2019

Installed Base Growth
Estimate Based on Rolling 4 Year Shipments
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
Pump Shipments
23,894
4,288
117,939
79,687
60,304
2017
2018
2019
Domestic
International

The information below highlights some of the important progress made in our business during 2019:

Commercial Execution and Financial Growth	Operating Effectiveness and Financial Management	Product Pipeline Advancements
● Achieved year-over-year sales growth of 97%	● Achieved 13% adjusted earnings before interest, tax, depreciation and amortization (EBITDA)	● Launched the t:slim X2 with Basal-IQ technology and Tandem Device Updater outside the United States
● Shipped more new pumps in 2019 than the past 3 years combined	● Generated $47 million in cash flow	● Pivotal clinical study data featuring Control-IQ technology published in the New England Journal of Medicine
● International installed base of 24,000 after first full year of OUS sales)	● Improved year-over-year gross margin by 5 points	● Received FDA clearance of t:slim X2 with Control IQ technology

Impact on Stockholder Value Creation
The tremendous progress we made delivering continued improvements in our financial results during 2019, and achieving critical strategic and operational objectives, resulted in significant increases in the value of our market capitalization, as well as the per share price of our Common Stock. The following chart illustrates the significant impact on stockholder value achieved during the past two years:

Increased Stock Price
Dollars per Share
$70
$60
$50
$40
$30
$20
$10
$0
$2.36
$37.97
$59.61
2017
2018
2019

2019 Compensation Overview

We entered 2019 expecting our business to achieve:

•	substantial increases in product shipments and revenue, both domestically and internationally;

•	improvement in our operating income and gross margin;

•	positive cash flow from operations; and

•	various goals relating to our launch of new products domestically and outside the United States while scaling the business.
When designing our 2019 executive compensation program, the Committee considered a number of factors, including the business objectives set forth above, the 2019 budget that was approved by our board of directors, the intense competition for executive talent within the medical device and technology industries, and the continued importance of retaining and motivating our key employees during a period of substantial financial uncertainty. In addition, the Committee considered the importance of supporting the successful implementation of the Company’s management succession plans.

The Committee’s overall objective was to compensate our executive officers, including our NEOs, in a manner that would attract, retain and motivate the caliber of individuals needed to manage and staff a demanding and high-growth business in a rapidly evolving, competitive and highly regulated industry.
In making compensation decisions for 2019, the Committee was guided by several key factors that impacted our executive compensation program as follows:

•
Increased the target market capitalization and target revenue of our peer group companies in light of the increase in the value of our stock price during the prior year and our projected financial performance in 2019, and accordingly, replaced approximately one-third of our peer group used for evaluating the compensation of our executive officers and independent directors with larger companies;

•
Continued to allocate a meaningful proportion of total compensation opportunity to our annual incentive cash bonus plan, under which executives were only eligible to receive cash bonuses upon the achievement of various pre-determined financial and operational performance goals; and

•
Continued to allocate a meaningful proportion of total compensation opportunity to stock option awards that increase in value as the value of our Company increases, and that vest over time to promote the retention of our executives.

KEY COMPENSATION GOVERNANCE ATTRIBUTES

We have incorporated a number of compensation governance best practices over time, which are discussed in the table below:

What We Do		What We Don’t Do
☑	Pay for performance philosophy	✗	No employment agreements
☑	Independent compensation advisor	✗	No excise tax gross up provisions
☑	Compensation Committee comprised solely of independent directors	✗	No guaranteed bonuses or equity awards
☑	Comprehensive peer group analysis that is updated annually	✗	No employee stock plan evergreen provisions
☑	Have “double trigger” change-in-control benefits	✗	No hedging or pledging of our securities
☑	Use multiple financial and strategic measures to determine cash incentive payouts to encourage strong performance across the business	✗	No repricing or discounted options

Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain talented executives with the skills needed to manage and staff a demanding and high-growth business in a rapidly evolving, competitive and highly regulated industry, while motivating them to create long-term value for our stockholders. We recognize that there is significant competition for talented executives, especially in the medical device and technology industries, and it can be particularly challenging for early-stage companies to recruit experienced executives, particularly during a period of significant financial uncertainty. When establishing our executive compensation program, the Committee is guided by the following four principles:

•	attract, retain and motivate executives with the background and experience required for our future growth and success;

•	provide a total compensation package that is competitive with other companies in the medical device and technology industry that are similar to us in size and stage of growth;

•	align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and

•
tie a meaningful portion of potential total compensation to the achievement of pre-established performance objectives that are important to our growth and success, which can increase or decrease to reflect achievement with respect to the objectives.

ROLES AND RESPONSIBILITIES
A well-designed, implemented, and communicated executive compensation program is important to the growth and success of our business. As such, the Committee, together with input from its independent compensation consultant and management, where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group typically has a specific role in the process.
Compensation Committee
The Committee is primarily responsible for developing, reviewing and approving our executive compensation programs, including the compensation arrangements that apply to our NEOs, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the Committee is responsible for overseeing our cash and equity incentive plans, including approving individual grants or awards thereunder (subject to the grant of limited discretion to certain executive officers to approve individual grants or awards). The Committee is also responsible for approving performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.
The Committee evaluates the total compensation of our NEOs and other executives relative to available compensation information from companies in our industry that are similar to us in size and stage of growth. The Committee’s historical practice has been to benchmark our total executive compensation just above market at the 60th percentile compared to relevant survey data, in order to compete in the market for talented executives. However, this is only the starting point for the Committee determination of compensation, and it retains the discretion to adjust executive compensation based on a number of factors, including changes to our peer group, changing pay practices in our industry or geographic area, executive retention concerns, individual executive performance, and overall Company performance.
The Committee has not established any formal policies or guidelines for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the Committee relies on its judgment and experience rather than adopting a formulaic approach to compensation decisions.

Management
Historically, input and recommendations have been provided by our President and Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, and the Vice President, Human Resources and Organizational Development, on the compensation of executive officers and other senior management personnel. In addition, our Executive Vice President, Chief Financial Officer and Treasurer, and Executive Vice President, Chief Legal and Compliance Officer and Secretary, will provide information or recommendations regarding program design to the Committee. All final decisions affecting NEO compensation are made by the Committee, in its sole discretion, except that in 2019the Committee made recommendations to our full board of directors with respect to compensation arrangements specific to our President and Chief Executive Officer and our Executive Chairman.

Independent Compensation Consultant
The Committee has engaged an independent compensation consultant from Marsh & McLennan Agency, or Marsh and McLennan (including its predecessor), to provide advisory services since 2013. These services have included advising the Committee on the selection of an appropriate peer group of other publicly traded healthcare companies, collecting and analyzing compensation data from those companies, and performing an independent review of our compensation practices for both our executive officers, as well as our non-employee directors, as compared to the peer group.

In addition to serving as our independent compensation consultant, Marsh & McLennan has provided insurance brokerage services to us since 2014 and continues to do so. We have paid Marsh & McLennan commissions in connection with the insurance brokerage services that they provided to us during the relevant periods. The Committee has considered whether the work of Marsh & McLennan as a compensation consultant has raised any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Marsh & McLennan as a percentage of that firm’s total revenue, (ii) the provision of other services to us by Marsh & McLennan, (iii) Marsh & McLennan’s policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors with any member of the Committee, (v) any business relationship of Marsh & McLennan or business or personal relationship of the individual compensation advisors, with any of our executive officers and (vi) any ownership of our stock by Marsh & McLennan or the individual compensation advisors. Based on the above factors, the Committee has concluded that the work of Marsh & McLennan, including the work performed by the individual compensation advisors employed by Marsh & McLennan, has not created any conflict of interest.

MARKET FACTORS CONSIDERED
Peer Group
Marsh & McLennan was engaged by the Committee to develop a set of peer group companies for use as a point of comparison in benchmarking compensation for executive officers and non-employee directors. Data compiled from this peer group was used as a baseline reference by the Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation, for our executive officers.
The peer group used to make compensation decisions for 2019, which we refer to as our 2019 peer group, was selected primarily based on the peer companies’ similarities to us as of the time the survey was performed, based on factors such as revenue, market capitalization, industry, number of employees and location. In selecting our 2019 peer group, our target market capitalization of peer companies was increased to reflect the significant increase in our stock price during 2018, and our target revenue of peer companies was increased to reflect our financial performance in 2018 and our projected financial performance for 2019. With respect to Dexcom and Insulet, in particular, the Committee recognized that these companies are significantly larger than us based on revenue, market capitalization and number of employees, but determined that they should be included in our 2019 peer group because of their strong similarities to our business operations and target customers.
Accordingly, the 2019 peer group was comprised of the 20 companies listed below, of which only seven were part of our 2018 peer group.

AtriCure	Dexcom	iRhythm Technologies	Senseonics Holdings
Axogen	Genmark Diagnostics	Natus Medical	STAAR Surgical
Biotelemetry	Inogen	Nevro	Surmodics
Cardiovascular Systems	Insulet	Orasure	Tactile Systems Technology
Cutera	Intersect ENT	Quidel	Valeritas
More recently, the Committee considered and approved an updated peer group for purposes of compensation decisions to be made in 2020, which we refer to as our 2020 peer group. Our 2020 peer group was determined based on similar factors as those used to determine our 2019 peer group, but each of our target revenue and target number of employees was increased to reflect our projected growth. In addition, our 2020 peer group was based on a wider target capitalization range. A comparison of the relative size criterion used to determine the peer group companies for 2019 and 2020 is as follows:

Selection Criteria	2019 Criteria Range	2020 Criteria Range
Employees	<1,500	<2,000
Revenue	<$300 million	<$550 million
Market Capitalization	<$4 billion	$500 million to $10 billion

However, not every company in our peer group satisfied each criterion in each year and the Company applied its judgment and experience in making final determinations for the respective peer group.
Our 2020 peer group is comprised of the 19 companies listed below, of which 14 were part of our 2019 peer group. With respect to Dexcom, Insulet and Senseonics Holdings, the Committee recognized that each of these companies fall outside of the target criteria range, but determined that each of them should be included in our 2020 peer group because of their strong similarities to our business operations.

Abiomed	Dexcom	Intersect ENT	Senseonics Holdings
AtriCure	Glaukos	iRhythm Technologies	STAAR Surgical
Biotelemetry	Globus Medical	Nevro	Surmodics
Cardiovascular Systems	Inogen	Penumbra	Tactile Systems Technology
Cryolife	Insulet	Quidel

We consider these companies to be peers of Tandem solely for executive and director compensation comparison purposes.
Compensation Survey Data
To supplement data regarding the peer group companies where sufficient information is not available or where the Committee requests further information, the Committee uses data from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. Marsh & McLennan, where applicable, uses data specific to our business in terms of industry, size and geographic location when providing this additional information to the Committee.
In addition, for prospective new hire candidates, the Committee reviews information from the same compensation surveys as a factor in the development of candidate compensation offers.
INTERNAL FACTORS
In arriving at its compensation decisions, the Committee takes into account the peer group and market survey data discussed above, as well as several internal factors, including:

•	overall compensation strategy, philosophy and objectives,

•	criticality of individual roles and positions,

•	historical and current compensation levels,

•	employee tenure,

•	relative compensation levels across the executive team,

•	existing levels of equity ownership,

•	prior equity grants, including associated vesting schedules, inherent economic value and perceived retentive value, and

•	individual factors specific to each NEO, including, but not limited to, experience, performance, leadership and expertise.

COMPENSATION ELEMENTS
The Committee, with assistance from Marsh and McLennan and management, has developed an executive compensation program consisting of several key components. Each element of compensation has a specific purpose and they work together to advance our overall compensation philosophy and support our compensation objectives. Based on the information provided by Marsh & McLennan, the executive compensation program for our NEOs generally consists of a base salary, a performance-based cash incentive program, equity-based awards and other benefits.

2019 Base Salaries
The purpose of this element is to provide a fixed compensation amount to each NEO in return for performance of core job responsibilities.
We pay base salaries to attract and retain key executives with the necessary experience to contribute to our future growth and success. The Committee establishes base salaries after reviewing peer group compensation data and considering a number of the other factors discussed above, including each executive officer’s title and responsibility level, tenure with us, individual performance and business experience. Salaries are reviewed periodically and adjusted as the Committee deems necessary or appropriate.

Name	2019 Base Salary(1)	2018 Base Salary	Percent Change
Kim D. Blickenstaff(2)	$500,000	$1	>1,000%
John F. Sheridan(3)	$500,000	$386,250	29%
Leigh A. Vosseller	$400,000	$386,250	4%
David B. Berger	$400,000	$386,250	4%
Brian B. Hansen	$400,000	$386,250	4%
Susan M. Morrison	$400,000	$386,250	4%

1)	The 2019 base salaries for each of our NEOs were effective as of February 25, 2019.

2)
In 2018, Mr. Blickenstaff entered into a special compensation arrangement at his request, which set his base salary to $1.00 and set his target cash bonus amount to $583,495, reflecting an amount equal to his 2017 base salary.

3)	The 2019 base salary for Mr. Sheridan reflects his promotion to President and Chief Executive Officer, which was made effective in March 2019.

2019 Performance-Based Cash Incentive Program
The purpose of this element is to reward executives for achieving pre-established financial and strategic goals that the Committee believes are critical to our short-term success and the creation of long-term stockholder value. This element is consistent with our compensation philosophy because it ties a meaningful portion of potential total compensation opportunity to the achievement of our pre-established performance objectives.
Our annual cash bonus plan offers eligible employees, including our NEOs, the opportunity to earn a performance-based cash award. A new plan is designed annually to align the interests of plan participants with our business goals and strategies for the particular year, and to further the objectives of our executive compensation program. For 2019, the performance-based cash incentive program is referred to as our “2019 Cash Bonus Plan.”
Target cash bonus opportunities are expressed as a percentage of base salary, which were established based on the Committee’s assessment of each NEO’s title and level of responsibility, and perceived ability to impact overall Company results.

Target Cash Bonus Amount
The 2019 year-end base salary, target bonus percentage and target cash bonus amount for each NEO is set forth in the table below:

Name	2019 Base Salary	Target Bonus Percentage	Target Cash Bonus
Kim D. Blickenstaff	$500,000	100%	$500,000
John F. Sheridan	$500,000	100%	$500,000
Leigh A. Vosseller	$400,000	60%	$240,000
David B. Berger	$400,000	60%	$240,000
Brian B. Hansen	$400,000	60%	$240,000
Susan M. Morrison	$400,000	60%	$240,000

Performance Objectives
As discussed below, the 2019 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives, a significant product development milestone and customer-related objectives for 2019. The relative weighting of these financial, product development and customer-related components were as follows:

Financial Performance Objectives

The financial metrics were selected by the Committee as representative measures of overall corporate performance for the fiscal year, and were consistent with the 2019 budget approved by our board of directors. For 2019, the metrics selected were revenue and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization (and further excluding non-cash stock based compensation expense and any payment of a cash bonus for 2019). At the beginning of the year, a target and threshold level of achievement was defined for each metric; however, the bonus calculation was primarily based on revenue achievement provided that the threshold amount for Adjusted EBITDA margin was also met. The Committee’s focus on revenue growth as a key metric reflects our continued focus on growing top line sales and gaining market acceptance of our products both domestically and internationally. The Committee generally intended to set the target performance for each metric at a level they believed to be challenging but achievable.

•
For revenue, the 2019 target of $294 million represented an increase of 60% over 2018 actual results. 75% of the target revenue was required to be achieved to earn any bonus under the financial component of the plan.

•	For Adjusted EBITDA margin, the 2019 threshold of 0% reflected our continued focus on achieving long-term profitable growth while also growing top-line sales.

Potential Incremental Bonus

In addition to establishing the target bonus amounts, the Committee also approved two incremental bonus tiers based on our performance with respect to the revenue target. The first incremental bonus tier applied to the extent we achieved more than 105% of the revenue target, and the second incremental bonus tier applied to the extent we achieved more than 115% of the revenue target (assuming the Adjusted EBITDA threshold was still met).

The additional bonus opportunity was adopted by the Committee in recognition of the Committee’s desire to retain our key employees while encouraging extraordinary top-lines sales performance, the uncertain and highly competitive market dynamics, challenges in the payor environment, and substantial uncertainty regarding our ability to continue to finance our continuing operations at the time the 2019 Cash Bonus Plan was adopted.

The Committee determined that we achieved revenue results at 123% of target and also successfully met our Adjusted EBITDA threshold. As a result, our employee plan participants qualified for the second tier of the incremental bonus which resulted in a 36% multiplier being applied to the overall bonus calculation. See the section entitled “2019 Incentive Cash Bonus Results Summary” below for additional information regarding the calculation of the bonuses earned pursuant to the 2019 Cash Bonus Plan.

Product Development Milestone

Our product development objective, which related to the development of our automated insulin delivery products, was selected by the Committee because it was a top organizational priority in 2019 and considered key to our near-term and long-term growth objectives. The specific objective related to our ability to file, receive regulatory approval for and commercially launch t:slim X2 with Control-IQ within a specified time period. This objective was weighted at 10% of the total bonus opportunity under the plan.

The Committee reviewed our performance against the targeted product development objective and timeline, and determined that 50% of this objective was achieved, and therefore only 5% of the total bonus opportunity was earned under the product development component of the plan.

Customer-Related Objectives

Our customer-related objectives, which related to upgrades designed to enhance customer experience, were selected by the Committee to support the anticipated launch of our products in 2019. Each of the two customer-related objectives was weighted at 5% of the bonus opportunity, for an aggregate of 10% of the total bonus opportunity under the plan. The specific objectives related to:

•	The upgrade of our Customer Portal to support the launch of Control-IQ within a specified time period; and

•	The completion of our Customer Relationship Management system and related process improvements within a specified time period.

The Committee reviewed our performance against the targeted customer-related objectives and timelines, and determined that these objectives were achieved in full, and therefore 10% of the total bonus opportunity was earned under the customer-related component of the plan.

2019 Incentive Cash Bonus Results Summary

The following table shows each of the components of the 2019 Cash Bonus Plan, their respective weightings, our level of achievement for 2019 for each component as determined by our board of directors, and the calculation of the total payout for each component and for the plan as a whole:

Component	Weighting	Metrics	Level of Achievement	Weighted % of Total Payout
Financial Objectives	80%	Actual revenue compared compared to pre-established targets (following confirmation that Adjusted EBITDA threshold has been achieved)	123%	98%
Product Development Objective	10%	Product development milestone relating to t:slim X2 with Control-IQ	50%	5%
Customer-Related Objectives	10%	Upgrades designed to enhance customer experience	100%	10%
Base Payout Percentage				113%
(Relative to Target)
Multiplier				36%
(Based on Revenue Achievement)
Total Payout Percentage				154%
(Relative to Target				(113% x 1.36)

Based on these achievements, in February 2020, upon the recommendation of the Committee, our board of directors approved cash bonuses to our NEOs pursuant to the 2019 Cash Bonus Plan in the amounts set forth opposite their names in the table below:

Name	2019 Cash Bonus
Kim D. Blickenstaff	$796,792
John F. Sheridan(1)	$738,225
Leigh A. Vosseller	$368,110
David B. Berger	$368,110
Brian B. Hansen	$368,110
Susan M. Morrison	$368,110
(1) Bonus calculations are based on 2019 salaries paid. Mr. Sheridan was promoted to President and Chief Executive Officer in March 2019 at which time his salary was increased as discussed in the section entitled “2019 Base Salaries.”

The performance-based cash bonuses paid to our NEOs pursuant to the 2019 Cash Bonus Plan were directly aligned with our strong financial performance, the achievement of critical strategic and operational objectives, and the significant growth in stockholder value. Overall, the Committee believes the cash bonuses reflect our strong pay-for-performance philosophy.

2019 Equity-Based Awards

The purpose of this component is to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards. The executives’ interests are aligned with those of our stockholders because, as the value of our Company increases over time, the value of the executives’ equity grants increases as well. The Committee also believes that granting equity awards that vest over time promotes the retention of our executives.
Our board of directors and stockholders approved our 2013 Plan, which allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock awards, stock appreciation rights, or SARs, and restricted stock units, or RSUs.
When determining the number and value of equity awards to be granted to each executive, the Committee generally considers several factors, including the title and level of responsibility of the executive, the executive’s tenure with us, the executive’s business experience, and survey data regarding the level of equity ownership by executives with similar titles and levels of responsibility based on data from peer group companies and other compensation survey data. The Committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as completing financing transactions or receiving regulatory clearance or approval to commercialize products. During 2019, the Committee also specifically considered that (i) a significant portion of the option awards previously issued to long-term employees were substantially “underwater,” and therefore lacked meaningful retention incentive, and (ii) there were limited shares available for future issuance under our 2013 Plan, aside from the shares underlying outstanding stock option awards.
In February 2019, in light of the various factors described above, the Committee approved the grant of stock options to each of our NEOs pursuant to our 2013 Plan as set forth in the table below:

Name	Aggregate Number of Option Awards (#)
Kim D. Blickenstaff	210,000
John F. Sheridan	210,000
Leigh A. Vosseller	105,000
David B. Berger	105,000
Brian B. Hansen	105,000
Susan M. Morrison	105,000

With the exception of Mr. Sheridan’s grants, each of these options has an exercise price of $51.50 per share and vests over a period of 48 months, with 25% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 75% of the shares vesting in equal monthly installments over the remaining 36 months. For Mr. Sheridan’s grants, half of the options granted during 2019 have an exercise price of $51.50 per share, and the other half of the options granted have an exercise price of $48.36 per share, with all other vesting details matching those of the other NEOs.

Broad-Based Benefit Programs
All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.
We have adopted a defined contribution 401(k) plan for the benefit of our employees. Employees are eligible to participate in the plan beginning on the first day of the calendar quarter following their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. We do not match contributions at this time.
We also offer a standard benefits package that we believe is necessary to attract and retain key executives. Our NEOs are eligible to participate in our health and welfare benefit plans on terms which are generally similar to those of our other employees. We also pay the premiums for long-term disability insurance and life insurance for our NEOs.

Hedging and Pledging Policy
Our Insider Trading Policy prohibits our employees, including our NEOs, from engaging in transactions to “hedge” ownership of our Common Stock, including short sales or trading in any derivatives involving our Common Stock (or securities convertible or exchangeable for our Common Stock). We believe this policy is consistent with good corporate governance and with our pay-for-performance compensation model. Our policies also prohibit the pledging of our Common Stock. There are no outstanding pledged shares.
Recoupment (Clawback) Policy
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received as a result of the material noncompliance.
Tax and Accounting Considerations
In making executive compensation decisions, the Committee considers the impact of the provisions of Section 162(m) of the Code. That section generally limits the deductibility of compensation paid by a publicly-held company to “covered employees” for a taxable year to $1.0 million, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date. “Covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Thus, our tax deduction with regard to compensation of these officers is limited to $1.0 million per taxable year with respect to each such officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation and have taken steps so that both the cash incentive and stock option awards that we granted may qualify for aforementioned exception to non-deductibility under Section 162(m) of the Code. With respect to cash incentive and equity awards that we may grant in the future, we do not anticipate that the $1.0 million deduction limitation set forth in Section 162(m) of the Code will have a material impact on our results of operations.
The Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Although we review and consider the tax and accounting laws, rules, and regulations that may impact our executive compensation program, we believe it is not in the best interests of our stockholders to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and thus also consider the competitiveness of our program in our market and the importance to our stockholders of incentivizing and rewarding executives for reaching desired performance levels and other goals.

Employment Agreements
We have not entered into employment agreements with any of our current executive officers.

Employment Severance Agreements
Our board of directors has approved employment severance agreements with all of our senior management personnel, including each of our NEOs. Our board of directors believes it is important to provide our executive officers with severance benefits under limited circumstances in order to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us in the event of a potential change-of-control transaction.

Pursuant to the terms of each of the severance agreements, if within three months prior or 12 months following a change of control (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination, as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and SARs (in each case, as applicable) that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our Common Stock will terminate.

If within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change of control benefits except for those as may be established under our then-existing severance and benefit plans and practices or pursuant to other written agreements between us and such executive officer.

Pursuant to the terms of each of the severance agreements, upon the termination of the executive officer’s employment for any reason, we will pay the executive:

•	any unpaid base salary due for periods prior to the termination date;

•	all of the executive’s accrued paid time off through the termination date; and

•	all expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business prior to the termination date.
The severance agreements are substantially identical for each of our current NEOs except that the severance period for Mr. Sheridan is 24 months and the severance period for each of the other NEOs is 18 months. Mr. Blickenstaff is no longer eligible for cash severance following the termination of his employment in connection with his transition to the role of Chairman of our board of directors in March 2020.
The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by an executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by an executive officer.
Recent Executive Compensation Changes
Transition of Executive Chairman
Mr. Blickenstaff transitioned from the role of Executive Chairman of our board of directors to Chairman of our board of directors effective in March 2020 and, in conjunction with this transition, is no longer an employee of the Company.
Discussion of Mr. Blickenstaff’s 2020 compensation as Chairman of the Board of Directors can be found under the section entitled “Director Compensation” above.
2020 Base Salaries
In February 2020, our board of directors approved a market adjustment of 20% for Mr. Sheridan for his position of President and Chief Executive Officer, as well as a merit increase of approximately 3% for the 2020 base salaries for each of our other NEOs.
The base salary amounts for 2020 for our NEOs, which were effective January 1, 2020, are set forth opposite their names in the table below:

Name	2020 Base Salary
John F. Sheridan	$600,000
Leigh A. Vosseller	$412,000
David B. Berger	$412,000
Brian B. Hansen	$412,000
Susan M. Morrison	$412,000

2020 Performance-Based Cash Incentive Program
In February 2020, our board of directors approved the adoption of a cash bonus plan that will be utilized to calculate the cash bonuses that may become payable to our executive officers and other senior management personnel with respect to 2020, which we refer to as the “2020 Cash Bonus Plan.” Similar to the 2019 Cash Bonus Plan, the 2020 Cash Bonus Plan is intended to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives, significant product development milestones and customer-related objectives for 2020.

Target Cash Bonus Amount
The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by our board of directors. The 2020 base salary, target percentage and resulting target cash bonus amount for each NEO is set forth in the table below. However, actual cash bonus payments will be calculated based on actual wages earned during the fiscal year.

Name	2020 Base Salary	Target Percentage	Target Cash Bonus
John F. Sheridan	$600,000	100%	$600,000
Leigh A. Vosseller	$412,000	60%	$247,200
David B. Berger	$412,000	60%	$247,200
Brian B. Hansen	$412,000	60%	$247,200
Susan M. Morrison	$412,000	60%	$247,200

Performance Objectives

Cash bonuses may be earned under the 2020 Cash Bonus Plan based on the achievement of specified financial performance objectives, product development milestones and customer-related objectives. The percentage of the target cash bonus for each NEO that is subject to the financial performance objectives, product development milestones and customer-related objectives, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	10%
Customer-Related Objectives	10%
TOTAL	100%

Bonus payments under the 2020 Cash Bonus Plan, if any, will be made at the discretion of our board of directors or the Committee. The financial performance components and product development components of the 2020 Cash Bonus Plan may be earned independent of one another. If we do not achieve any portion of any of the financial performance components or the product development components of the 2020 Cash Bonus Plan, no payouts will be made unless our board of directors or the Committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Financial Performance Objectives
The portion of the cash bonuses that relate to our financial performance objectives may be earned based on our actual revenue for fiscal year 2020 as compared to a pre-established 2020 revenue target, or the Revenue Target, provided that we also achieve at least a minimum adjusted EBITDA (further excluding non-cash stock based compensation expense and any payment pursuant to the 2020 Cash Bonus Plan) margin percentage, or the Minimum Operating Percentage Target. Subject to the foregoing, the financial performance objective portion of the cash bonuses may be earned under the 2020 Cash Bonus Plan as follows:

•
A minimum percentage growth rate over our actual 2019 revenue, which places our revenue for 2020 at 75% of the Revenue Target, or the Minimum Revenue Target, must be achieved for any bonus to be earned under the financial performance objectives portion of the 2020 Cash Bonus Plan.

•
If our actual revenues are between the Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately on a straight-line basis from 0% to 100%. If our actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

Potential Incremental Bonus
If our actual revenues are above 105% of the Revenue Target, and the Minimum Operating Percentage Target is achieved, then the 2020 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•
If our actual revenues are above 105% of the Revenue Target and up to 115% of the Revenue Target, the percentage of overall goal achievement with respect to our financial performance objectives under the 2020 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2020 Cash Bonus Plan will be multiplied by an amount equal to 100% plus one times each percent of revenue achievement above 105% of the Revenue Target and up to 115% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement; or

•
If our actual revenues are above 115% of the Revenue Target, the percentage of overall goal achievement with respect to our financial performance objectives under the 2020 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2020 Cash Bonus Plan will be multiplied by an amount equal to 100% plus two times each percent of revenue achievement above 105% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement.

•	If revenue is greater than 105% but does not meet an EBITDA margin percentage target, then the financial achievement will be calculated as percent to plan.
Product Development Objectives

The portion of the cash bonuses that relates to our product development milestones generally requires that we submit certain products under development for regulatory clearance and the manufacturing readiness of those products. Subject to the Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2020 Cash Bonus Plan to be achieved. Overall goal achievement of our product development milestones will be based on the portion of the product development milestones that we actually achieve during 2020.

Customer-Related Objectives

The portion of the cash bonuses that relates to our Company key customer-related objectives generally requires that we achieve a minimum annual metric related to customer support and services, and achieve a minimum annual percentage of current domestic customers eligible for insurance reimbursement to purchase a new insulin pump. Overall goal achievement is subject to the Committee’s final discretion, and determination of our customer-related objectives will be based on our level of achievement during 2020.

COMPENSATION RISK ASSESSMENT
We believe that, although a portion of the compensation provided to our executives and other employees is subject to the achievement of specified Company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe our compensation programs are reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table provides a summary of the compensation of our named executive officers for the fiscal years ended December 31, 2019, 2018, and 2017, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Kim D. Blickenstaff	2019	$500,000	$—	$9,243,268	$796,792	$4,897	$10,544,957
Current Chairman of the Board of Directors	2018	$1	$—	$2,395,065	$583,495	$4,924	$2,983,485
Former Executive Chairman of the Board of Directors, and Former President and Chief Executive Officer	2017	$583,495	$—	$160,338	$—	$5,334	$749,167
John F. Sheridan	2019	$500,000	$—	$9,319,134	$738,225	$3,578	$10,560,937
President and Chief Executive Officer	2018	$386,250	$—	$1,197,532	$350,863	$2,772	$1,937,417
	2017	$375,000	$164,813	$53,546	$—	$2,772	$596,131
Leigh A. Vosseller	2019	$400,000	$—	$4,621,634	$368,110	$1,708	$5,391,452
Executive Vice President, Chief Financial Officer and Treasurer(4)	2018	$386,250	$—	$1,197,532	$331,568	$630	$1,915,980
David B. Berger	2019	$400,000	$—	$4,621,634	$368,110	$1,144	$5,390,888
Executive Vice President, Chief Legal and Compliance Officer & Corporate Secretary(5)	2018	$386,250	$—	$1,197,532	$350,863	$630	$1,935,275
Brian B. Hansen	2019	$400,000	$—	$4,621,634	$368,110	$10,153	$5,399,897
Executive Vice President, Chief Commercial Officer	2018	$386,250	$—	$1,197,532	$350,863	$966	$1,935,611
	2017	$375,000	$164,813	$53,546	$—	$14,492	$607,851
Susan M. Morrison	2019	$400,000	$—	$4,621,634	$368,110	$497	$5,390,241
Executive Vice President, Chief Administrative Officer(6)

1)
Amounts listed reflect the grant date fair value of certain options awarded to each of our named executive officers calculated in accordance with FASB ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 6 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our named executive officers with respect to the options. For more information about equity awards granted in 2019, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2019 Equity-Based Awards.”

2)
Amounts listed reflect the amounts earned and paid under the 2019 Cash Bonus Plan based on our achievement related to certain pre-established financial performance objectives, product development milestones and customer-related objectives for 2019. Our 2019 Cash Bonus Plan is described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2019 Performance-Based Cash Incentive Program.”

3)
During fiscal year 2019 and 2017, Mr. Hansen participated in our incentive award trip for selected members of our executive and sales teams. The amount listed for Mr. Hansen include the incremental costs to us of meals, entertainment and other expenses of $5,283 and $8,443, respectively, as well as statutory tax with respect to the imputed income associated with the trip of $2,764 and $5,083, respectively. The remaining amounts for each of our named executive officers reflect the value of premiums paid by us for group term life insurance for the benefit of our named executive officers.

4)	Because Ms. Vosseller was not a named executive officer for 2017, her compensation for that year has been excluded.

5)	Because Mr. Berger was not a named executive officer for 2017, his compensation for that year has been excluded.

6)	Because Ms. Morrison was not a named executive officer for 2018 and 2017, her compensation for those years has been excluded.

Grants of Plan-Based Awards
The following table presents, for each of our named executive officers, information concerning grants of plan-based awards made during the fiscal year ended December 31, 2019. This information supplements the information about these awards set forth in the Summary Compensation Table above.

		Estimated Possible Payouts Under 2019 Cash Bonus Plan(1)
Name	Grant Date	Threshold	Target	Maximum	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(3)
Kim D. Blickenstaff		$—	$500,000
	2/15/2019				210,000	$51.50	$9,243,268
John F. Sheridan		$—	$500,000
	2/15/2019				105,000	$51.50	$4,621,634
	2/25/2019				105,000	$48.36	$4,697,500
Leigh A. Vosseller		$—	$240,000
	2/15/2019				105,000	$51.50	$4,621,634
David B. Berger		$—	$240,000
	2/15/2019				105,000	$51.50	$4,621,634
Brian B. Hansen		$—	$240,000
	2/15/2019				105,000	$51.50	$4,621,634
Susan M. Morrison		$—	$240,000
	2/15/2019				105,000	$51.50	$4,621,634

1)
Amounts listed reflect the target amount of payouts under the 2019 Cash Bonus Plan as of the grant date of such awards. The 2018 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives and significant product development milestones and customer-related objectives for 2019. The actual amounts paid to our named executive officers pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the 2019 Cash Bonus Plan, including the calculation of the actual amounts paid pursuant to the plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2019 Performance-Based Cash Incentive Program.”

2)
Amounts listed reflect the grant of time-based stock option awards to our named executive officers in 2019. Each of these options vest over a period of 48 months, with 25% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 75% of the shares vesting in equal monthly installments over the remaining 36 months. For more information about equity awards granted in 2019, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2019 Equity-Based Awards.”

3)
Amounts listed reflect the grant date fair value of the stock options awarded to each of our named executive officers in 2019, calculated in accordance with FASB ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 6 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our named executive officers with respect to the options.

Outstanding Equity Awards at Fiscal Year End
The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2019:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date(2)
Kim D. Blickenstaff	57,471	—		$11.06	4/23/2023
	54,899	—		$150.00	11/13/2023
	15,789	—		$119.20	5/21/2025
	22,699	986	(3)	$69.50	2/16/2026
	20,348	11,152	(4)	$9.00	5/17/2027
	150,000	50,000	(5)	$18.86	6/14/2028
	—	210,000	(6)	$51.50	2/15/2029
John F. Sheridan	8,706	—		$11.06	4/23/2023
	9,899	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,108	352	(3)	$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	5,120	3,713	(4)	$9.00	5/17/2027
	31,667	—		$2.59	12/1/2027
	75,000	25,000	(5)	$18.86	6/14/2028
	—	105,000	(6)	$51.50	2/15/2029
	—	105,000	(7)	$48.36	2/25/2029
Leigh A. Vosseller	8,056	—		$67.69	9/23/2023
	5,799	—		$150.00	11/13/2023
	2,711	—		$119.20	5/21/2025
	3,250	140	(3)	$69.50	2/16/2026
	6,780	—		$23.00	12/16/2026
	4,848	2,652	(4)	$9.00	5/17/2027
	40,000	—		$2.59	12/1/2027
	75,000	25,000	(5)	$18.86	6/14/2028
	—	105,000	(6)	$51.50	2/15/2029
David B. Berger	8,951	—		$67.69	8/6/2023
	18,800	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,108	352	(3)	$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	6,787	3,713	(4)	$9.00	5/17/2027
	48,000	—		$2.59	12/1/2027
	75,000	25,000	(5)	$18.86	6/14/2028
	—	105,000	(6)	$51.50	2/15/2029

Brian B. Hansen	12,938	562	(3)	$69.50	2/16/2026
	11,280	—		$23.00	12/16/2026
	6,787	3,713	(4)	$9.00	5/17/2027
	10,000	—		$2.59	12/1/2027
	75,000	25,000	(5)	$18.86	6/14/2028
	—	105,000	(6)	$51.50	2/15/2029
Susan M. Morrison	35	—		$251.34	3/1/2022
	4,145	—		$11.06	4/23/2023
	23,399	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,108	352	(3)	$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	2,190	3,713	(4)	$9.00	5/17/2027
	30,000	—		$2.59	12/1/2027
	75,000	25,000	(5)	$18.86	6/14/2028
	—	105,000	(6)	$51.50	2/15/2029

1)	Stock options are granted with an exercise price equal to the closing price of our Common Stock on the grant date.

2)	The expiration date of the option awards is ten years from the date of grant.

3)
Amount listed reflects options to purchase shares of our Common Stock that were granted on February 16, 2016 and remained unvested as of December 31, 2019. The shares underlying these options vested as to 25% of the shares on February 16, 2017, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 16, 2020. Accordingly, all of the referenced shares have now vested.

4)
Amount listed reflects options to purchase shares of our Common Stock that were granted on May 17, 2017 and remained unvested as of December 31, 2019. The shares underlying these options vested as to 25% of the shares on May 17, 2018, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until May 17, 2021, provided that the option holder continues to provide services to us through such dates.

5)
Amount listed reflects options to purchase shares of our Common Stock that were granted on June 14, 2018 and remained unvested as of December 31, 2019. The shares underlying these options vested as to 50% of the shares on June 14, 2019, the first anniversary of the grant date, and thereafter the remaining shares vest in 12 equal monthly installments until June 14, 2020, provided that the option holder continues to provide services to us through such dates.

6)
Amount listed reflects options to purchase shares of our Common Stock that were granted on February 15, 2019 and remained unvested as of December 31, 2019. The shares underlying these options vested as to 25% of the shares on February 15, 2020, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 15, 2023, provided that the option holder continues to provide services to us through such dates.

7)
Amount listed reflects options to purchase shares of our Common Stock that were granted on February 25, 2019 and remained unvested as of December 31, 2019. The shares underlying these options vested as to 25% of the shares on February 25, 2020, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 25, 2023, provided that the option holder continues to provide services to us through such dates.

Option Exercises at Fiscal Year End

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Kim D. Blickenstaff	—	$—
John F. Sheridan	70,000	$3,367,650
Leigh A. Vosseller	40,000	$2,609,878
David B. Berger	22,000	$1,128,984
Brian B. Hansen	90,000	$4,744,140
Susan M. Morrison	60,000	$3,836,817

1)
Pursuant to applicable SEC rules, the amounts in this column reflect the aggregate dollar amount realized upon exercise of the options, determined by taking the difference between the market price of our Common Stock at exercise and the exercise price of the options.

Potential Payments upon Change of Control

The following table summarizes the potential payments and benefits that would have been paid or provided to our named executive officers if a termination of employment had occurred on December 31, 2019, provided that such termination was a result of an involuntary termination or a resignation for good reason and occurred within three months prior or 12 months following a change of control. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary, accrued paid time off and reimbursement of expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our named executive officers in connection with a termination of employment as a result of a voluntary resignation or a termination for cause.

	Involuntary Termination or Resignation for Good Reason in Connection with a Change of Control
	Type of Payment or Benefit:
Name	Severance		Accelerated Stock Options(1)
Kim D. Blickenstaff	$2,000,000	(2)	$4,305,003
John F. Sheridan	$2,000,000	(3)	$3,239,465
Leigh A. Vosseller	$960,000	(3)	$2,004,518
David B. Berger	$960,000	(3)	$2,058,215
Brian B. Hansen	$960,000	(3)	$2,058,215
Susan M. Morrison	$960,000	(3)	$2,058,215

1)
Pursuant to applicable SEC rules, the value of accelerated stock options has been determined by calculating the difference between the aggregate market price of our Common Stock on December 31, 2019 and the aggregate exercise price of the relevant options. In the event of an actual change of control transaction, the value of our Common Stock may be significantly different than this assumed value, in which case the value realized by our named executive officers upon the vesting of the stock option awards in connection with the change of control transaction may be significantly different.

2)
Mr. Blickenstaff transitioned from the role of Executive Chairman of the Board of Directors to Chairman of the Board of Directors effective after March 6, 2020 and, in conjunction with this transition, is no longer an employee of the Company and is not currently eligible for severance in connection with a change of control.

3)
Amount listed reflects 18 months’ worth of base salary plus target bonus for the year ended December 31, 2019 for each of Ms. Vosseller, Ms. Morrison, and Messrs. Berger and Hansen, and 24 months’ worth of base salary plus target bonus for the year ended December 31, 2019 for Messrs. Blickenstaff and Sheridan.

Stock Incentive Plans

As of December 31, 2019, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options, weighted-average exercise price of outstanding options, and number of shares remaining available for future issuance under our 2006 Plan and 2013 Plan are set forth in the table below. The Committee and our board of directors have determined not to make any further awards under our 2006 Plan.
As of December 31, 2019, the number of shares reserved for issuance, number of shares issued, weighted-average exercise price of outstanding options, and number of shares remaining available for future issuance under our ESPP are also set forth in the table.
We do not have any stock incentive plans that have not been approved by our stockholders.

Name	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Options	Weighted-Average Exercise Price of Outstanding Options (per share)	Number of Shares Remaining Available for Future Issuance
2006 Plan	268,560	129,463	103,553	$26.76	—
2013 Plan	11,725,694	1,512,539	7,070,465	$38.57	3,142,690
ESPP	2,264,725	573,171	—	—	1,691,554
2006 Stock Incentive Plan

Our 2006 Plan was originally approved by our board of directors in September 2006, was subsequently approved by our stockholders in July 2007 and was most recently amended in April 2013. We have reserved an aggregate of 103,553 shares of our Common Stock for issuance pursuant to awards that were outstanding under our 2006 Plan as of December 31, 2019. The Committee and our board of directors determined not to make any further awards under our 2006 Plan.

2013 Stock Incentive Plan

Our board of directors and our stockholders have approved our Amended and Restated 2013 Stock Incentive Plan, or our 2013 Plan. Our 2013 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.

We had an aggregate of 3,142,690 shares of our Common Stock reserved for issuance under our 2013 Plan as of December 31, 2019. As of December 31, 2019 we had outstanding options to purchase 7,070,465 shares of our Common Stock under our 2013 Plan.

In 2019, shareholders approved an increase in the number of shares of our Common Stock reserved for issuance under our 2013 Plan. This increase was important for us to remain competitive in our efforts to recruit, motivate and incentivize employees and non-employee directors during a critical stage of our growth. At the end of 2018, we employed 653 people, which increased to 1,043 people by the end of 2019. A significant portion of our new hires were in positions needed for us to successfully scale the business, including manufacturing and customer services and support roles. We have also been successful in recruiting a diverse group of new talented leaders, several of whom have joined us from larger and more mature global organizations, while also expanding the responsibilities of many of our tenured members of management.

This expansion of our employee base was critical to the execution of our long-term strategic growth plans, but at the same time, we are committed to ensuring we exercise a disciplined approach to granting equity-based awards, and we are mindful of the dilutive impact of our equity incentive programs. As a reflection of this disciplined approach, in 2019, we publicized our goal to reach an average prospective annual burn rate (calculated as the total number of equity-related awards granted in a given period divided by the weighted average number of common shares outstanding) under our 2013 Plan (or similar successor stock incentive plans) of no more than 3.7% of our then-outstanding shares of Common Stock. In 2019 we made meaningful progress toward this objective as we reduced our burn rate from 11.2% for the twelve month period ended March 31, 2019 to 5.2% for the twelve month period ended December 31, 2019.
2013 Employee Stock Purchase Plan
Our board of directors and our stockholders have approved our ESPP. The purpose of our ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert efforts toward our growth and success. Our ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
Our ESPP authorizes the issuance of shares of our Common Stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. We had an aggregate of 1,691,554 shares of our Common Stock reserved for issuance under our ESPP as of December 31, 2019.

Pay Ratio Disclosure

In accordance with applicable SEC rules, we determined that the 2019 annual total compensation of the median compensated employee of all our employees who were employed as of November 1, 2019, other than our Chief Executive Officer at that time, Mr. Sheridan, was $105,295. Mr. Sheridan’s 2019 annual total compensation was $10,560,937. Among other items, these amounts include base salary, cash incentive awards and equity-based compensation awards (valued based on the grant date fair value of awards granted during 2019), calculated as of December 31, 2019. As calculated in this manner, Mr. Sheridan’s 2019 annual total compensation was approximately 100 times that of the 2019 annual total compensation of our median compensated employee.

To identify the median compensated employee consistent with SEC rules, we used base salary for 2019 as a measure of annual total compensation. As of November 1, 2019, we had 1,099 employees who were employed and not on leaves of absence, consisting of 1,086 U.S. employees, and 13 employees located in Canada. As permitted by applicable SEC rules, we did not include any of our 13 Canadian employees, consisting of approximately 1% of our total employee population, pursuant to the de minimis exemption for foreign employees. Except for these foreign employees, we did not exclude from the calculation of the median employee any other employees pursuant to any other permitted exemptions. We did not apply any cost-of-living adjustments as part of the calculation.

We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

However, because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies (including other companies within our peer group) may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of Tandem Diabetes Care, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The foregoing report has been furnished by the compensation committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Douglas A. Roeder, Chairman
Howard E. Greene, Jr.
Rebecca B. Robertson
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than the matters discussed under the section entited “Corporate Governance - Family Relationships” above, there were no transactions or series of similar transactions since January 1, 2019, or any currently proposed transactions, to which we were or are a party that are required to be reported in accordance with applicable SEC rules in which:

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, nominees for director, executive officers, any holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions
Our board of directors has adopted a Related Party Transaction Policy to assist us in identifying, reviewing and approving or rejecting related party transactions. Under the policy, our Compliance Officer (as defined in the policy) is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chairman of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the policy.

PROPOSAL 3: NON-BINDING, ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement, or a “say on pay” proposal. We believe it reflects a sound corporate governance practice to seek the views of our stockholders on our executive compensation program.
Summary
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a demanding and high-growth business in a rapidly evolving, competitive and highly-regulated industry, while creating long-term value for our stockholders. When designing our 2019 executive compensation program, the compensation committee considered a number of factors, including peer group and market survey data, our business objectives, the 2019 budget that was approved by our board of directors, the intense competition for executive talent within the medical device and technology industries, and the importance of retaining and motivating our key employees during a period of substantial financial uncertainty.
For 2019, we sought to advance our strong pay-for-performance philosophy and align the interests of our executives with those of our stockholders through the adoption of our 2019 performance-based cash incentive program and the grant of equity-based awards, which we balanced with guaranteed elements of compensation such as base salary and standard employee benefits. Our cash incentive program was designed to reward executives for achieving pre-established financial performance objectives and product development milestones that the compensation committee believed were critical to both our short-term success and the creation of long-term stockholder value. We also sought to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of stock options.
In 2019, we delivered exceptional results in terms of increased sales and gross margin improvement, which drove a significant increase in stockholder value. In addition, we made meaningful progress against many strategic, commercial and operational initiatives. We believe the compensation paid to our named executive officers in 2019 reflects our strong pay-for-performance philosophy.
For additional information about our executive compensation program, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and the related compensation tables, notes and narrative discussion.
Proposal
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote FOR the approval of the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2020 Annual Meeting of Stockholders.”
Effect of Proposal
The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by stockholders will not require our board of directors or our compensation committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our board of directors and our compensation committee. Our board of directors, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our board of directors and our compensation committee will carefully consider the outcome of this advisory vote, as well as stockholder opinions received from other communications, when making future executive compensation decisions.

Required Vote
The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal. This proposal is considered a non-routine matter under applicable stock exchange rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the result of the vote. If no contrary indication is made, returned proxies will be voted for the proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2021 must be received by us no later than December 17, 2020 in order to be included in our proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, these proposals must comply with the requirements as to form and substance established by the SEC for such proposals.
Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the annual meeting of stockholders to be held in 2021 without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on January 27, 2021 and no later than the close of business on February 26, 2021. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.
ANNUAL REPORT
A copy of our proxy materials, including this Proxy Statement and the Annual Report, are available online at www.astproxyportal.com/ast/21769. Please see the response to the question entitled “Will the proxy materials be available online” above for additional information.

Any person who was our stockholder on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request from such stockholder. Requests should be directed in writing to Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary, or by telephone to (858) 366-6900.
STOCKHOLDERS SHARING THE SAME ADDRESS
SEC rules permit companies, brokers, banks, agents and other nominees to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, broker or other nominee and have consented to householding will receive only one copy of this Proxy Statement and our Annual Report.
If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, broker or other nominee. You may also obtain additional copies of this Proxy Statement or our Annual Report without charge by contacting us at Tandem Diabetes Care, Inc., 11075 Roselle Street, San Diego, California 92121, Attention: Corporate Secretary, or by telephone to (858) 366-6900.
Stockholders sharing an address that are receiving multiple copies of our proxy statements or annual reports can request delivery of a single copy of our proxy statements or annual reports by contacting their broker, bank, agent or other nominee, or by contacting us as indicated above.
OTHER MATTERS
We do not know of any business other than that described in this Proxy Statement that will be submitted for consideration by our stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, or at any adjournment or postponement thereof, the shares of our Common Stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.
By Order of the Board of Directors

John F. Sheridan
President and Chief Executive Officer
San Diego, California
April 15, 2020

TANDEM® DIABETES CARE

11075 Roselle Street
San Diego, CA 92121

tandemdiabetes.com

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# TANDEM DIABETES CARE, INC.

**Proxy for the Annual Meeting of Stockholders on May 27, 2020**

**Solicited on Behalf of the Board of Directors**

The undersigned hereby appoints Kim D. Blickenstaff and Leigh A. Vosseller, or either of them, as proxies, each with the power to appoint his or her substitute, to represent and vote, as designated on the reverse side hereof, all of the shares of common stock of Tandem Diabetes Care, Inc. held of record by the undersigned at the close of business on March 31, 2020 at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 at 3:00 p.m. Pacific Time at 10935 Vista Sorrento Parkway, San Diego, California 92130*, or at any adjournment or postponement thereof.

**We currently intend to hold the 2020 Annual Meeting of Stockholders in person. However, we are actively monitoring the impact of the coronavirus, and if it is not advisable to hold this meeting in person, we will announce alternative arrangements as promptly as practicable, which may include switching to a virtual or hybrid meeting format, or changing its time, date or location. Any changes will be announced via press release and additional proxy materials filed with the Securities and Exchange Commission.*

**(Continued and to be signed on the reverse side.)**

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

TANDEM DIABETES CARE, INC.

May 27, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the cut-off or meeting date.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - In the event the Annual Meeting is held in person, you may vote your shares in person by attending. If the Annual Meeting is held virtually, additional instructions will be announced via press release and the filing of additional proxy materials with the SEC.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card, and Annual Report on Form 10-K are available at **http://www.astproxyportal.com/ast/21769**

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230300000000000000 4 052720

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ☐ FOR ALL NOMINEES — ○ Kim D. Blickenstaff; ○ Christopher J. Twomey
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box on the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1 and "FOR" Proposals 2 and 3.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.